UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 4 TO
                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
     PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

                         CHINA ORGANIC AGRICULTURE, INC.
             (Exact Name of Registrant as Specified in its charter)

           FLORIDA                                        20-3505071
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                  Dalian City, Zhongshan District, Youhao Road
                       Manhattan Building #1, Suite 1511,
                   Dalian City, Liaoning Province, P.R. China

               (Address of principal executive offices) (Zip Code)
                     Issuer's telephone number: 310-441-9777

           Securities to be registered under Section 12(b) of the Act:

                                      None

           Securities to be registered under Section 12(g) of the Act:

           Common Stock,                    NASD Over the Counter Bulletin Board
           no par value                                  (OTCBB)

       (Title of each class                   (Name of each exchange on which
        to be so registered)                   each class is to be registered)

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer |_|                       Accelerated filer         |_|
Non-accelerated filer   |_|                       Smaller reporting company |X|

                                EXPLANATORY NOTE

      This Amendment to the Company's Form 10 initially filed on February 13, 2008, as amended on May 2, July 10, and October 22, 2008, is being filed to provide additional information regarding the Compasny's business, under the heading "Recent Developments." Other than changes to this section and certain conforming changes, no other changes have been made to Amendment No. 3, as filed on October 22, 2008.

                                     Part I

Item 1.  Business Information                                                  3
Item 2.  Financial Information                                                10
Item 1A  Risk Factors                                                         15
Item 3.  Properties                                                           22
Item 4.  Security Ownership of Certain Beneficial Owners and Management       22
Item 5.  Directors and Executive Officers                                     23
Item 6.  Executive Compensation                                               25
Item 7.  Certain Relationships and Related Transactions;
         Director Independence                                                25
Item 8.  Legal Proceedings                                                    25

                                     Part II

Item 9.  Market Price of and Dividends on the Registrant's Common
         Equity and Related Shareholder Matters                               25
Item 10. Recent Sales of Unregistered Securities                              26
Item 11. Description of Securities to be Registered                           27
Item 12. Indemnification of Directors and Officers                            28

                                    Part F/S

Item 13. Financial Statements; Supplementary Data                             28
Item 14. Changes In and Disagreements With Accountants                        29

                                    Part III

Item 15. Financial Statements and Exhibits                                    30
================================================================================

                                     PART I
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Business.

Introduction

Until recently we were engaged in growing, processing and distributing rice. As a consequence of the formation of a trading subsidiary and the transactions described below under "Recent Developments" we no longer grow rice, but, are engaged in the business of trading and distributing agricultural products. To date, our products have been sold only within the People's Republic of China. In addition, we have purchased the Bellisimo vineyard, a 153 acre operating vineyard in Sonoma County, California. We are continuing the operations of the vineyard but are considering other uses for this property, such as commercial or residential real estate development. As used in this report, the terms "we," "our," "Company" and "China Organic" refer to China Organic Agriculture, Inc. and its wholly-owned subsidiaries, and the terms "ton" and "tons" refers to metric tons, in each case, unless otherwise stated or the context requires otherwise.

The Company's functional currency is the Renminbi, which had an average exchange rate of $0.12557 and $0.13167 during fiscal years 2006 and 2007 respectively.

Our Corporate History

In March 2007, the Company, then known as Industrial Electric Services, Inc. ("IESI"), acquired through a reverse merger all of the shares of China Organic Agriculture Limited ("COA"). COA is a holding company formed under the laws of the British Virgin Islands that owned all of the issued and outstanding stock of Jilin Songyuan City ErMaPao Green Rice Limited ("ErMaPao"). ErMaPao is an operating company organized under the laws of China in May, 2002. Prior to the consummation of the acquisition, the Company, formed on August 5, 2005 to acquire all the interests of Industrial Electric Services, LLC, was an inactive corporation with no significant assets and liabilities. In May 2007 we changed our name to China Organic Agriculture, Inc.

The acquisition by the Company of COA and ErMaPao was accounted for as a reverse acquisition. Consequently, the financial statements included herein for dates and periods prior to the consummation of the acquisition reflect the historical financial condition, results of operations and cash flows of COA and ErMaPao and thus the financials do not reflect the activities of IESI that occurred prior to the reverse merger. On October 7, 2008 the Company sold its ErMaPao subsidiary to Bothven Investments Ltd. (Please refer to the Report on Form 8-K filed by the Company on October 8, 2008 regarding this sale). Ankang Agriculture Co. Ltd. (Dalian) then became its main operating subsidiary.

Operations

ErMaPao operates in Songyuan City of Jilin Province. Since its formation, ErMaPao has been dedicated to the production of "green" and "organic" rice. In 2003, it was presented with the "Brand Name" award at the Changchun China Agriculture Exposition. In 2004 it was awarded the gold medal at the 2004 Beijing International Agriculture Exposition. In 2004 ErMaPao received the ISO 9001:2000 international quality control management system certification. Certification of a business as ISO 9001:2000 compliant indicates to that business's customers and business partners that the business adheres to a set of internationally recognized quality control standards, and thus, is more likely to be able to meet expectations of quality, customer service, delivery and, as necessary, remeditation measures within such relationships.

In June 2006, Jilin Province granted ErMaPao the rights to use the "ErMaPao" trademark. ErMaPao was granted land use rights extending to at least 2032 by the Chinese Government over approximately 1,600 acres of land, upon which it engaged local farmers to farm rice. In concert with production from the 1,600 acres it controlled, it engaged in mutually beneficial, collaborative contracts with family units who supply rice grown on approximately 4,660 acres to which they, in the aggregate, have been granted land use rights. ErMaPao is able to establish standards regarding the quality of the product produced, and to ensure that high standards of quality are maintained. ErMaPao supplied the family units with seed, tools and training. Throughout the growth cycle, the family units are provided access to agronomists who advise them on the avoidance of common cultivation problems and on the maximization of yield.

A "family unit" may be defined as one or more persons within a familial group who are capable of working a given plot of land. As family units vary in size, the amount of acreage allotted to them by the Chinese government varies. The plots allotted to the family units with whom ErMaPao contracts are sized from five to fifteen acres. We also obtained rice grown by third parties through market channels. When we owned ErMaPao, we contracted with several grain depots to increase our supplies of new rice, and hence our sales capacity. The depots acquired grain wholesale on the open market which meets our certification standards, and we repurchased the grain from them at fixed prices pursuant to our agreements with them.

In 2007, approximately 15% of our revenue came from sales of organic rice, and 85% of our revenues were the result of sales of green rice.

To be certified as "green" rice, rice and the methods by which it is produced must adhere to certain standards. Specifically: To be certified "A" grade green rice: the production quality of the environment must comport with certain basic green food production environment quality standards established by the Administration of Agricultural Quality, Supervision, Inspection and Quarantine of the People's Republic of China and there may be limited use of synthetic fertilizers and biotech production methods.

To be certified "AA" grade green rice: the production quality and conditions must comport with more stringent green food production environment quality standards. During the production process, no chemical pesticides, fertilizers, food additives, feed additives, veterinary drugs or anything known to be harmful to the environment or human health can be used. The AA grade is obtained through the use of organic fertilizer such as green manure, biological or physical methods of crop plantation, soil fertilization, and pest control.

Organic rice is rice produced to the highest of the "green food production environment quality standards."

Recent Developments

On December 12 2007, the Company announced that it had entered into a letter of intent to acquire the Dalian Baoshui District Huiming Trading Limited ("FTZ"). FTZ, a company in the PRC, is engaged in grain procurement, international and domestic trading, wholesale sales and food delivery logistic services. Its main products include including soybeans, corn, and cereal crops, which are major products from the Northeast part of China. Sales to consumers are made in national regions including Liaoning Province, Jiling Province, Heilongjiang Province, Sichuan Province, Fujian Province, and cities such as Beijing and Shanghai. The Company and FTZ are continuing to procure the government approvals necessary to consummate the acquisition. It is expected that the acquisition will occur in the fourth quarter of 2008.

Effective September 30, 2008, the Company acquired 60% of the outstanding shares of Dalian Baoshui District Huiming Trading Limited ("FTZ") for $10,600,000. FTZ was founded in 2001 and is headquartered in the Dalian Free Trade Zone, located in Dalian City Liaoning Province, China. FTZ has 38 employees and is engaged in grain purchasing, international and domestic trading, wholesale sales and food delivery logistic services. FTZ's activities are primarily focused on soybeans, corn and cereal crops, which are major products of the provinces located in Northeastern China. Most of FTZ's sales are to other distributors or industrial users of agricultural products and it distributes its products in many regions of China, including Liaoning Province, Jiling Province, Heilongjiang Province, Sichuan Province, Fujian Province and the cities of Beijing and Shanghai. For fiscal year 2007, FTZ's revenue was $42 million and its net income was $2.7 million, representing substantial increases from fiscal 2006, when its revenues were $24.5 million and its net income was $0.5 million.

On September 30, 2008, CNOA entered into a Stock Transfer Agreement with Bothven Investments Limited, pursuant to which the Company sold to Bothven all of the shares of its subsidiary, Jilin Songyuan City ErMaPao Green Rice Limited for consideration of US $8,700,000.

On February 29, 2008, we purchased the Bellisimo Vineyard for $14,750,000. A portion of the purchase price, $8,515,000, was paid with funds provided by a commercial US lender which was granted a first lien on the property. The balance of the purchase price not paid by internally-generated funds was financed by a debt of $6,216,000 from a shareholder and a related party, pursuant to an agreement providing 4% interest per annum over a five year term. Bellisimo Vineyard provides Merlot, Chardonnay, and Cabernet Sauvignon grapes to wineries each year for both red and white wines.

On June 10 2008, China Organic Agriculture, Inc. established a new subsidiary, Far East Wine Holding Company. The formation of this subsidiary represents the initiation of the Company's strategic plan to capitalize on the fast-growing demand for premium California wines in China.

This subsidiary was formed to act as the importer of record in connection with our efforts to distribute wines to wholesalers in China and Asia. Management believes that demand in China is growing for premium wines and we intend to seek to import wines from the United States and other growing regions into China initially and then to other destinations in Asia. We elected to form this subsidiary in Hong Kong as Hong Kong does not impose and tariff on red wines imported into or exported from Hong Kong. We are in the early stages of seeking to become a wine importer and this will be a new business for us. In addition to wines from grapes grown on our vineyard in California, we will look to enter into agreements to represent other wine producers seeking to distribute their products into China. We have no experience in the distribution of wine and there can be no assurance that we will be able to successfully import wines into China.

On March 25, 2008, we and a group of six investors mutually agreed to terminate the Fixed Price Standby Equity Distribution Agreement they had entered on May 7, 2007. No shares were sold or distributed under the Agreement by, to or among any of the parties, and none of the parties have any rights remaining under the Agreement or arising out of the termination of the Agreement.

On September 4, 2008, China Organic Agriculture, Inc. issued 18,282,353 shares, representing approximately 25 %, of its outstanding common stock, to Xirong Xu in exchange for the surrender and cancellation of its promissory note in the principal amount of $ 6,216,000 issued in connection with the acquisition of the Bellisimo Vineyard in February 29 2008. The conversion rate for each transaction, $0.32 per share, represents a slight discount to the 30 day average share price of the common stock.

On September 4, 2008, the Company issued 3,326,103 shares, representing approximately 4.5%, of its outstanding common stock, to First Capital Limited in exchange for the surrender and cancellation of its promissory note in the principal amount of $ 1,130,875. The indebtedness evidenced by this note represents amounts advanced to pay accounts payable. The conversion rate for each transaction, $0.32 per share, represents a slight discount to the 30 day average share price of the common stock.

On September 23, 2008, the Company accepted the resignation of Changqing Xu as Chief Executive Officer of the Company and appointed Mr. Jinsong Li as Chief Executive Officer of the Company. Mr. Li was formerly vice president of Beijing Jingwei Capital Investment Co., Ltd, an investment firm focusing on agricultural companies, where he managed investment projects valued at more than $100 million. Mr. Li previously worked for more than 15 years in various executive roles at a commercial trade company in Shantou and an agricultural products company in Beijing.

On October 15, 2008, the Company accepted the resignation of Huizhi Xiao as Chairman and Director, and appointed Mr. Li to replace him.

Location of Production Sites

Our production and processing facilities were, prior to the sale of our ErMaPao subsidiary, located in the Northeast part of China, abutting the Nen River in the Songyuan Plains, Jilin Province.

Quality Assessment and Land Evaluation

In order to grow rice permitted to be labeled "green" or "organic", the lands and operations must comport with the regulations titled "General Administration of Agricultural Quality, Supervision, Inspection and Quarantine of P.R.C," more fully described under the heading "Government Regulation". ErMaPao is subject to inspection by the China Organic Food Certification Center, and must maintain those standards in accordance with the government regulations elaborated upon herein.

Agricultural Background of this Region

The main crop of the region in which ErMaPao operates is rice. The area in which its rice is produced is one of the few areas of China which may be considered unpolluted for the purposes of achieving the right to claim the output is organic agricultural produce, and it has very little industry by comparison with the coastal areas of the country. The soil of the region is untainted and fertile, with much of the land considered "primitive" or undeveloped. The weather of the region is also suitable for the growing of rice.

Processing of Rice

Generally, all of the rice grown by ErMaPao when it was owned by us underwent the following treatment before it was offered for sale:

1) the materials are placed into a "vibration liquidation screen" which separates the grain from chaff, stone, dirt and other harvest byproducts;
2)    the materials are placed into an absorption type proportion stoner;
3)    the materials are moved into a metal eliminator;
4)    the materials are then de-hulled using a roll huller;
5)    the materials are separated in a gravity unpolished rice separator;
6) the materials are sent through a sand roller rice mill and then again through a metal eliminator;
8)    the materials are sent through a grader;
9)    the materials are polished, and sorted by color.

Upon completion of these steps, the rice is inspected and then packaged.

Sales and Marketing

Principal Customers

      In 2007, our revenue from large retailers and supermarkets was approximately $37.2 million. During 2007 we sold a substantial portion of our products to a limited number of customers. Our principal customers during 2007 were:

                                                                   Percentage of
Number          Customer                            Revenue         Revenue (%)
--------------------------------------------------------------------------------
  1     Songyuan Shunda Grain and Oil Company       $ 5,046,893       11.3
  2     Songyuan Grain and Oil Company              $ 4,399,670        9.9
  3     Changchun Qinghai Grain and Oil Company     $ 4,314,572        9.7
  4     Songyuan Tonda Grain and Oil Company        $ 3,739,177        8.4
TOTAL                                               $17,500,312       39.3
--------------------------------------------------------------------------------

      This concentration of customers has the potential to make us vulnerable to an adverse near-term impact, should one or more of these relationships be terminated.

Principal Suppliers

      During the 12 months ended December 31, 2007, Xinmiao Grain Depot purchased approximately 5,000 tons of green rice grains on the Company's behalf. This accounted for all of our purchases of green rice grain from grain depots in 2007 and represented only a small fraction (7%) of our total sales quantity. The Company pays Xinmiao in cash immediately against delivery of product and currently payments are due for previous deliveries.

      During 2006, we did not purchase any grain from any grain suppliers.

      In 2007 we expanded our production capacity by completing an additional processing line. As a result of the sale of ErMaPao, we no longer have any capacity to process rice. This does not impact our trading business.

Competition

      To date, our sales of rice have been limited to customers within the PRC and we expect that our sales will remain primarily domestic for the immediate future. The markets for our products have been experiencing increased levels of demand as China continues its recent rate of accelerated growth. Yet, as they expand, the markets for our products remain highly competitive. Our marketing strategy involves developing long term ongoing working relationships with customers based on large multi-year agreements which foster mutually advantageous relationships.

      When we owned ErMaPao, our principal competitors in the processing and sale of rice were Jilin Yufeng Rice Limited, Jilin Fengsheng Rice Limited, Jilin City Dongfu Rice Limited, and Daan Jixiang Rice Limited. Jilin Yufeng and Jilin City Dongfu currently possess organic and green rice certifications; the others have commenced the process of applying for such certifications. Each has a production capacity comparable with ours and each is viewed as a strong competitor in our markets.

Government Regulation

      The PRC and the various provinces have enacted a series of laws and regulations over the past 20 years, including those designed to improve safety and decrease environmental degradation. The regulations titled "General Administration of Agricultural Quality, Supervision, Inspection and Quarantine of P.R.C." principally govern our agricultural practices. In pertinent part, these regulations require:

      o organic food producers to operate in appropriate areas, in a sufficient concentration to allow for regional certification as to the organic nature of the product;

      o irrigation and local water must meet quality standards and be unpolluted, and irrigation water must be used efficiently (Irrigation Water Quality Standards, GB5084, and Surface Water Quality Standards, GB3838);

      o land not previously dedicated to organic production must have undergone sufficient conversion time to allow for depletion of banned substances and land utilizing conventional farming methods may not be allowed to leach or drain into the water or irrigation facilities of organic land;

      o genetically modified organisms (GMOs) or derivatives may not be utilized; nor may chemically treated or engineered seeds, artificial pollination, transgenic plants or plant material be utilized;

      o genetic diversity of crops must be ensured if possible, and crop rotation undertaken;

      o depleted soil fertility is to be regained through the use of leguminous crop rotation and proper tillage of resting land;

      o composting and organic matter and manure are to be employed to assist in maintaining soil fertility;

      o     mineral supplementation is to be undertaken only on a limited basis;

      o pest control is to be via natural or mechanical means except for emergency situations;

      o erosion and desertification prevention measures, including sustainable water use, are to be employed.

      Management believes that the cost of complying with government regulations currently applicable to the Company's business will not have a material impact upon the Company's results of operations.

      All of ErMaPao's operating activities in China have been authorized by land and resources departments of local governments. In addition, all of its operations are subject to and have passed government safety inspections. We also have been granted environmental certification from the PRC Bureau of Environmental Protection.

Employees

      As of September 1, 2008, we employed 80 full-time employees. Approximately 20% of our employees are management personnel, 50% are production staff, and 30% are sales and procurement staff. None of our employees is represented by a union. As a result of the sale of ErMaPao and acquisition of FTZ, we currently employ 60 individuals.

Research and Development

      On November 30, 2007, the Company entered into a three year agreement with Jilin Agricultural University. Pursuant to this agreement, we supported the University's development of an agricultural skills curriculum for its students by supplying employment opportunities and training, and financial support for agriculture-related research and development undertaken by the University. In return the University provided the Company with agricultural-related technical information and services, and management training, as well as assistance in the development of grains and guidance on soil, cultivation and crop management. As a result of the sale of ErMaPao, we are no longer party to this Agreement.

Sales and Marketing

      ErMaPao historically has utilized agents to market its products and compensated them at a fixed rate. We did not offer agents commission payments or paid their expenses related to our marketing. However, given the change in the nature of our sales, and in order to encourage agents to work consistently with us, we may offer a commission structure to agents whose sales exceed targets. Our plans have not been finalized with regard to this change.

Processing

      In addition to processing rice in its own facilities, ErMaPao contracted with Wukeshu Grain Depot and Xinmiao Grain Depot, both major Chinese rice processors, to assist in readying product for the market. The rice is washed, separated by quality, husked, re-washed, polished and packaged into a variety of final sale containers. These processors handle rice under ErMaPao's high standards of product and quality control.

      Xinmiao Grain Depot Agreement

To expand its supply and production capacity ErMaPao entered into a three-year agreement with Xinmiao Grain Depot in July, 2007. According to the agreement, Xinmiao will purchase grain from local farmers exclusively for ErMaPao. Xinmiao is obligated to provide 10,000 tons of processed green rice in the first year of the contract, increasing to 11,000 and 12,000 tons in the second and third years, respectively. The agreement will significantly reduce storage and administrative costs, making state-owned Xinmiao responsible for processing, storage and the transportation of the rice. Established in 1978, Xinmiao Grain Depot is one of the largest grain storing depots in China with a substantial storage capacity of 160,000 tons. A translation of the agreement is attached hereto as Exhibit 10.2.

      Wukeshu Grain Depot Agreement

To expand its production capacity, ErMaPao entered into a three year strategic partnership agreement with Wukeshu Grain Depot in July, 2007 to process grain. Wukeshu Grain Depot is to process an estimated 60,000 tons of green rice grains during the first year of the contract, which will yield 42,000 tons of wholesale rice products to ErMaPao. The three-year agreement also calls for the amount processed to increase annually by 10%. Based in China's Chenlai District, Wukeshu is a state-owned wholesale grain depot with a 150,000 square-foot facility that has a storage capacity of more than 200,000 tons. As a condition of the agreement, Wukeshu is responsible for quality control, as well as for storage and packaging, and will process rice for ErMaPao exclusively. As a consequence of the sale of ErMaPao, we will no longer be reliant upon Xinmiao Grain Depot or Wukeshu Grain Depot.

Distribution Channels

      ErMaPao's products were and will continue to be distributed through individual retailers and supermarket chains such as the Nanjing Suguo Supermarket, Hangzhou Agricultural Market, Beijing Chaoshifa Supermarket, Hualian Hypermarket and other major supermarkets in Shanghai and elsewhere. In addition, a portion of ErMaPao's sales is to wholesalers and other distributors. The retail and supermarket chains operate under agreements which provide sales targets, and which require our products to be attractively presented and maintained in their stores.

      The chains to which we distributed ErMaPao's product include:

      Nanjing Suguo Supermarket is one of the largest supermarket chains in China and based upon management's discussion with representatives of Nanjing Suguo Supermarket, we believe its annual sales are $3 billion, and that 70% of those revenues Are derived from agricultural and related items such as China Organic's ErMaPao rice products. In July 2007 we entered into a three-year agreement with Nanjing Suguo to carry our products. Through May 31, 2008, we have derived revenue of $1,427,460 from this relationship.

      Hualian Hypermarket Co. retails our ErMaPao series of products pursuant to a three-year contract entered into in July 2007. Through May 31, 2008, we have derived $1,687,611 from this relationship. Hualian, which is listed on the Shanghai Stock Exchange, operates more than 50 retail mega-stores located across major cities in China.

      Huaxing is a major retailer in the Changchun region. In August 2007 we entered into a three-year agreement with Huaxing to carry our products and through May 31, 2008, have derived $2,987,879 from this relationship.

      Changchun Qinghai Grain and Oil is a major retailer in the Changchun region. We entered into a three-year agreement with Changchun Qinghai in September 2007 and through May 31, 2008, we have derived revenues of $4,063,445 from this relationship.

      Songyuan Grain and Oil is a major retailer in the Songyuan region. In September 2007 we entered into a three-year agreement with Songyuan Grain and Oil. As of May 31, 2008, we have derived $4,203,592 from this relationship.

      Songyuan Shunda Grain and Oil is a major retailer in the Fuyu region. In December 2007 we entered into a three-year agreement with Songyuan Shunda and through May 31, 2008, have derived $4,731,988 therefrom.

      Songyuan Tongda Grain and Oil is a major retailer for the Songyuan region. In December 2007 we entered into a three-year collaboration with Songyuan Tongda and through May 31, 2008, have derived $3,552,409.

      To date, only Songyuan Shunda Grain and Oil Company met its 2007 targets. However, we did not set any targets for upcoming years remaining in the agreement.

Item 2. Financial Information.

Management's Discussion and Analysis of Financial Condition and Results of Operation.

      The following discussion should be read in conjunction with the Consolidated Financial Statements and Notes thereto appearing elsewhere in this Form 10. The following discussion contains forward-looking statements. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that may cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, those discussed in "Risk Factors" and elsewhere in this Form 10.

OVERVIEW

On March 15, 2007, the Company entered an Agreement and Plan of Merger (the "Merger Agreement") with China Organic Agriculture Limited ("COA"), and the shareholders of COA.

COA is a corporation formed under the laws of the British Virgin Islands and is a holding company that owned all of the issued and outstanding stock of Jilin Songyuan City ErMaPao Green Rice Limited ("ErMaPao"). ErMaPao, a company organized under the laws of China was our operating subsidiary until we sold it effective the end of the third quarter of this year. Jilin Yutian of Organic Agriculture Co., Ltd ("Yutian") was founded in August 2007 under the laws of the People's Republic of China. It is owned 100% by ErMaPao. Through its subsidiaries, the Company was engaged in the business of rice production and processing.

The Company consummated the Merger Transaction and acquired COA from the COA Shareholders and thereby indirectly acquired the Chinese operating company ErMaPao. In exchange for transferring COA to the Company, the COA Shareholders received 24,100,000 shares of the Company's common stock. The reorganization of the Company was treated as an acquisition by the accounting acquiree (COA) that is being accounted for as a recapitalization and as a reverse merger by the legal acquirer (CNOA) for accounting purposes. Pursuant to the recapitalization, all capital stock shares and amounts and per share data have been retroactively restated. Accordingly:

(1) The balance sheets included herein consist of the net assets of the accounting acquirer (COA) at historical cost and the net assets of the legal acquirer (the Company) at historical cost.

(2) The statements of operations included herein reflect the operations of COA, the accounting acquirer, for the period presented and the operations of IESI, the legal acquirer, from the date of the merger.

As a result of the acquisition of the Bellisimo Vineyard, the Company now owns a vineyard in California. As a result of the formation of its wholly-owned subsidiary, Ankang Agriculture Co. Ltd. and the acquisition of FTZ, the Company is now engaged in the business of trading and distributing agricultural commodities.

All financial information is presented for the year ending December 31, 2007 and the year ending December 31, 2006 and reflects the operations of ErMaPao.

                        CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDING DECEMBER 31, 2007 AND 2006

                                                          12/31/2007          12/31/2006
                                                         ------------        ------------
Sales, net                                               $ 44,500,003           9,002,345

Cost of sales                                              29,382,399           5,210,575
                                                         ------------        ------------
Gross profit                                               15,117,604           3,791,770

Selling, general and administrative expenses                1,556,350             364,500
                                                         ------------        ------------
Income from operations                                     13,561,254           3,427,270
                                                         ------------        ------------

Other expense (income)                                         70,295              (3,827)
Interest (income)                                              (1,631)
                                                         ------------        ------------
Income before income taxes                                 13,492,590           3,431,097

Provision for income taxes                                         --                  --
                                                         ------------        ------------
Net income                                               $ 13,492,590           3,431,097
                                                         ============        ============

Weighted average number of common shares, basic            46,662,749          27,448,776
Weighted average number of common shares, dilutive         46,730,345          27,448,776
Net Income:
Basic                                                    $       0.29        $       0.13
Dilutive                                                 $       0.29        $       0.13

Net sales

Net sales for the year ending December 31, 2007 totaled $44,500,003 compared to $9,002,345 for the year ending December 31, 2006. This increase of $35,497,685, which is an increase of approximately 394%, was almost entirely attributable to the increase in our green rice sales due to increases in our supplies and increased consumer demand for the product in part resulting from higher availability and brand awareness created through new distribution channels. We expanded our distribution points from individual retailers to large retailers and supermarket chains in the second half of 2007. Our products have been introduced in supermarkets in large cities such as Shanghai, Beijing, and Nanjing. This expansion along with increased production has been the major factor of our increase in products sales for 2007.

The Company realized a 61% increase in the price of green rice from 2006 to 2007, and 13% for organic rice from 2006 to 2007. The Company has signed more contracts with family farmers and has purchased rice grain from Xinmiao Grain Depot, which caused more rice grain to be available for sale in 2007. In 2006, the Company sold approximately 8,460 tons of green rice and 3,155 tons of organic rice. In 2007, the Company sold approximately 49,564 tons of green rice and 3,500 tons of organic rice.

As a result of the sale of ErMaPao, our sales in 2006, 2007 and for the first nine months of 2008, are not indicative of the amounts and kinds of sales we might generate in the future.

Gross Profit Margin

Gross profit margin for the year ending December 31, 2007 was 34.0% compared to
42.1 % for the year ending December 31, 2006. The decline in gross profit margin is due to the relatively substantial increase of sales of less profitable green as opposed to organic rice. In 2006, our organic rice made up about 56% of our sales with green rice making up the rest. Organic rice had a profit margin in 2006 of approximately 55% and green rice had a margin of 21% due to higher sale prices for organic rice. In 2007, our green rice sales increased significantly resulting in those sales represented about 85% of the Company's revenues and organic rice 15%. Gross profit margins in 2007 were about 57% for organic rice and 27% for green rice. Shipments of green rice reached 49,500 tons and organic rice shipments reached 3,500 tons in 2007. There can be no assurance that the upward trend in the prices we are receiving for our rice products will continue. Our gross margins would be adversely affected by any decreases in the prices we receive for our products.

Gross profit was up two percentage points for organic rice in 2007 due to improvements in sales price. Green rice's gross profit margin increased by approximately six percentage points due to a higher mix of sales of boxed green rice, which sells for a higher unit price as compared to bagged green rice.

Our business focus had been to increase sales of both organic and green rice by increasing our crop yields and purchasing supplies from third parties. However, due to capital, technology, environmental constraints, and organic certification restrictions, increasing organic rice production is more constrained as compared to green rice. The significant increase in green rice production in 2007 is in part attributed to signing an agreement with Xinmiao Grain Depot which acquired green rice product for us and another agreement with Wukeshu Grain Depot which processed process roughly 42,000 tons of green rice on our behalf.

Selling, General and Administrative Expense

Selling, general and administrative expense for the year ending December 31, 2007 totaled $1,556,350 or approximately 3.5% of sales, compared to $364,500 or approximately 4.0% of sales for the year ending December 31, 2006. Our expenses increased due largely to accommodate the expansion of our sales level. This has required additional staff at the distribution centers and related costs, as well as increased advertising promotion.

The Company is governed by the Income Tax Laws of PRC. Pursuant to the PRC Income Tax Laws, until December 31, 2007 the Enterprise Income Tax was at a statutory rate of 33%. However, the Company enjoyed an exemption from this tax because of its involvement in agricultural production and in the PRC Urban Labor and Employment Services Program. As of January 1, 2008, a new tax policy became generally applicable to Chinese enterprises, and hence the Company, whereby all such enterprises became potentially liable for income taxes at the 25% rate. However, the Company believes that it may be exempt from this tax based upon its continued involvement in the abovementioned employment program, and has applied for the exemption. As of the date hereof, no decision has been received regarding this application. The Company is thus accruing taxes in 2008 at the statutory rate and intends to pay the tax on its earnings, with the expectation that any payments would be refunded if the Company is eventually allowed the exemption.

The Company collects value-added taxes ("VAT") as required from its customers and is charged VAT on certain of its purchases. The Company excludes the impact of VAT collected and disgorged from its revenues and expenses and remits the net amount to the appropriate government agency.

Income from Operations and Net Income

Income from operations for the year ending December 31, 2007 was $13,561,254 or 30.5% of sales as compared to income from operations of $3,427,270 for the year ending December 31, 2006 or 38.1% of sales. Net income was $13,492,590 or 30.3% of Sales for the year ending December 31, 2007, compared to $3,431,097 or 38.1% of sales for the year ending December 31, 2006.

The increases in income and net income reflect the higher sales level discussed previously. The decrease in profit as a percentage of sales reflects the increase in the portion of green rice sales. Both of these increases reflect the higher sales level discussed previously. In 2007 the Company benefitted from an exemption from certain annual income taxes. It is possible that the Company will not be eligible for this exemption in 2008. The loss of this exemption will adversely impact the Company's net income.

Liquidity and Capital Resources

Cash has historically been generated from operations. Operations and liquidity needs are funded primarily through cash flows from operations and short-term borrowings. Cash and cash equivalents were $9,697,793, current assets totaled $15,152,917, and current liabilities were $920,315 at December 31, 2007. Working capital at December 31, 2007 was $14,232,602. We believe the funds available to us are adequate to meet our needs for the next twelve months.

Cash Flow

                                                    Year Ended December 31,
                                                 ------------------------------
                                                     2007               2006
                                                 -----------        -----------

Net cash provided by operating activities        $ 9,559,590        $ 3,217,755
Net cash used in investing activities               (852,041)           (32,490)
Net cash provided (used in) financing activities     364,865         (3,429,165)
Effects of exchange rates on cash                    309,318            (66,217)
                                                 -----------        -----------
Net cash flow                                    $ 9,381,732        $  (310,117)
                                                 ===========        ===========

Net Cash Provided by Operating Activities

During the twelve months ended December 31, 2007, we had positive cash flow from operating activities of $9,559,590, primarily attributable to net income of $13,492,590. The cash provided by operating activities in 2007 of $9,559,590 represents an increase of $6,341,835 over the 2006 level of $3,217,755. This increase was largely due to the $10,061,493 increase in net income in 2007 over the 2006 level, partially offset by increases in accounts receivable ($1,029,630), inventory ($2,616,994), as well as a decrease in accounts payable and accrued expenses ($880,005). The increases in accounts receivable and inventory reflect the higher level of sales and production in 2007 as compared to 2006, and the lower level of accounts payable and accrued expenses in 2007 is due to the cash available to pay down outstanding balance.

Net Cash Provided (Used) by Investing Activities and Financing Activities

The Company used $852,041 for the construction of new production lines and facilities during fiscal 2007. These projects were financed by cash flows from operating activities.

We anticipate that our available funds and cash flows generated from operations and financing will be sufficient to meet our anticipated on-going operating needs for the next twelve months, including the operations of the Bellisimo Vineyard and the payments due on debt incurred to purchase the Vineyard. However, we will likely raise additional capital in order to fund any large construction projects and acquisitions, if any. We expect to raise necessary funds though lending institutions or other groups, the issuance of equity, or a combination of both. There can be no guarantee that we will be able to obtain such funding, whether through the insurance of debt or equity, on terms satisfactory to management and our board of directors.

In connection with the acquisition for $14,750,000 of the Bellisimo Vineyard on February 29, 2008, we incurred debt in the amount of $8,515,000 for which we granted the lender a first lien on the Winery. This debt bears interest at an initial rate of 7.7% per annum and is repayable in varying monthly payments over a period of 20 years. In addition, we received funding from a shareholder of an additional $6,216,000 used to purchase the Winery, at 4% interest over a five year term.

The above discussion of our financial results reflects the operation of ErMaPao. As a result of our sale of ErMaPao and acquisition of FTZ, our historical financial performance may not be relevant to an assessment of our future financial results.

The following table sets forth the production capacities and amount of rice produced during 2007 at our facilities and those of our principal suppliers.

                        2007 Production Capacity Details

------------------------------------------------------------------------------------------------------------
                                                                Approximate
                                  Green           Organic         Annual
                                  Rice             Rice          Capacity        Facility               Area
               Unit              (tons)           (tons)          (tons)         Location               (m2)
------------------------------------------------------------------------------------------------------------
Songyuan City                      8,693             n/a          42,000      Ping Feng               25,000
ErMaPao Organic                                                               Xiang,
Rice Ltd.*                                                                    Songyuan City,
                                                                              Jilin Province
------------------------------------------------------------------------------------------------------------
Songyuan City                        n/a           3,644          20,000      Ping Feng Xiang,        20,000
ErMaPao Green                                                                 Songyuan City,
Rice Ltd.                                                                     Jilin Province
------------------------------------------------------------------------------------------------------------
Qianguo District Chagan Hu        25,273             n/a          42,000      Ping Feng Xiang,        18,000
Xiaozhuang Gong Rice Ltd.                                                     Songyuan City,
                                                                              Jilin Province
------------------------------------------------------------------------------------------------------------
Wukeshu Grain Depot               15,331             n/a          42,000      Wukeshu,                40,000
                                                                              Heilongjiang
                                                                              Province
------------------------------------------------------------------------------------------------------------
Xinmiao Grain Depot                2,180             n/a          42,000      Ping Feng               50,000
                                                                              Xiang,
                                                                              Songyuan City,
                                                                              Jilin Province
------------------------------------------------------------------------------------------------------------
              Total               51,477           3,644         188,000
------------------------------------------------------------------------------------------------------------

----------
* Songyuan City ErMaPao Organic Rice Ltd. is not owned by or otherwise affiliated with the Company. It is an independent processor which processed rice for the Company in 2007.

All of these facilities are located in Jilin Province. Wukeshu Grain Depot is located in Chenlai District. Xinmiao Grain Depot and Qianguo District Chagan Hu are located in Qianguo District.

Item 1A. Risk Factors.

      You should consider carefully each of the following business and investment risk factors and all of the other information in this report. If any of the following risks and uncertainties develops into actual events, the business, financial condition or results of our operations could be materially adversely affected. If that happens, the trading price of our shares of common stock could decline significantly. The risk factors below contain forward-looking statements regarding our business. Actual results could differ materially from those set forth in the forward-looking statements. See "Special Note Regarding Forward-Looking Information."

Risks Relating to Our Business

Our revenues depend in large part on our distribution and supply relationships, and any loss, cancellation, reduction, or interruption in these relationships could harm our business.

      In general, we depend on our distribution customers to bring to market our products to be sold to the Chinese public. If these relationships were to be disrupted, sales to such customers would become difficult or significantly reduced and thus our revenues and net income could significantly decline. Our success will depend on our continued ability to develop and manage relationships with significant distributors and suppliers. Any adverse change in our relationships with our distributors and suppliers may have a material adverse effect on our business. Although we have expanded our distribution capacity, we expect that our customer concentration will not change significantly in the near future. We cannot be sure that we will be able to retain our largest customers and suppliers or that we will be able to attract additional customers and suppliers, or that our customers and suppliers will continue to buy our products in the same amounts as in prior years. The loss of one or more of our largest customers or suppliers, any reduction or interruption in sales to these customers or suppliers, our inability to successfully develop relationships with additional customers or suppliers or future price concessions that we may have to make could significantly harm our business.

Attracting and retaining key personnel is an essential element of our future success.

      Our future success depends to a significant extent upon the continued service of our executive officers and other key management and technical personnel and on our ability to continue to attract, retain and motivate executive and other key employees, including those in managerial, technical, marketing and information technology support positions. Experienced management and technical, marketing and support personnel are in demand and competition for their talents is intense. The loss of the services of one or more of our key employees or our failure to attract, retain and motivate qualified personnel could have a material adverse effect on our business, financial condition and results of operations.

If we lose the services of either our chairman or our chief executive officer, our business may suffer.

      We are dependent on Mr. Jinsong Li, our Chairman and Chief Executive Officer. We are also dependent on Mr. Xuefeng Guo, our Chief Financial Officer. The loss of the services of either could materially harm our business because of the cost and time necessary to recruit and train a replacement. Such a loss would also divert management attention away from operational issues. We do not have key-man term life insurance policy on Mr. Li or Mr. Guo.

Our inability to successfully manage the growth of our business may have a material adverse effect on our business, results or operations and financial condition.

      We expect to experience growth in the number of employees and the scope of our operations as a result of internal growth and acquisitions. Such activities could result in increased responsibilities for management. Our future success will be highly dependent upon our ability to manage successfully the expansion of operations. Our ability to manage and support our growth effectively will be substantially dependent on our ability to implement adequate improvements to financial, inventory, management controls, reporting, order entry systems and other procedures, and hire sufficient numbers of qualified financial, accounting, administrative, and management personnel.

      Our future success depends on our ability to address potential market opportunities and to manage expenses to match our ability to finance operations. The need to control our expenses will place a significant strain on our management and operational resources. If we are unable to control our expenses effectively, our business, results of operations and financial condition may be adversely affected.

Our management is comprised almost entirely of individuals residing in the PRC with very limited English skills.

      Our management is comprised almost entirely of individuals born and raised in the PRC. As a result of differences in culture, educational background and business experiences, our management may analyze, evaluate and present business opportunities and results of operations differently from the way they are analyzed, evaluated and presented by management teams of public companies in Europe and the United States. In addition, our management has very limited skills in English. Consequently, it is possible that our management team will emphasize or fail to emphasize aspects of our business that might customarily be emphasized in a different manner by comparable public companies from different geographical and political areas.

We will face many of the difficulties that companies in the early stage may face.

      We have a relatively limited operating history as a rice producing company, which may make it difficult for you to assess our ability to identify merger or acquisition candidates and our growth and earnings potential. Therefore, we may face many of the difficulties that companies in the early stages of their development in new and evolving markets often face. We may continue to face these difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our future growth and earnings will be negatively affected.

We cannot accurately forecast our future revenues and operating results, which may fluctuate.

      Our short operating history and the rapidly changing nature of the markets in which we compete and the changes in the nature of our business as a result of the sale of ErMaPao and acquistion of FTZ make it difficult to accurately forecast our revenues and operating results. Furthermore, our revenues and operating results may fluctuate in the future due to a number of factors, including the following:

      o the introduction of competitive products by different or new competitors;
      o any factor that might interrupt or otherwise reduce the conduct of business by our distributors,
      o     reduced demand for any given product;
      o     difficulty in keeping current with changing technologies;
      o increased or uneven expenses, whether related to sales and marketing, product development or administration;
      o interruptions or reduction in the rice production due to adverse weather; and
      o     costs related to possible acquisitions of technology or businesses.

      Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower prices or on terms that are less favorable to us. In addition, these factors increase the chances that our results could be lower than the expectations of investors and analysts. If so, the market price of our stock would likely decline.

Risks Related to Doing Business in the People's Republic of China

      Our business operations take place primarily in the PRC. Because Chinese laws, regulations and policies are changing, our Chinese operations may face several risks summarized below.

- Limitations on Chinese economic market reforms may discourage foreign investment in Chinese businesses.

      The value of investments in Chinese businesses could be adversely affected by political, economic and social uncertainties in China. The economic reforms in China in recent years are regarded by China's central government as a way to introduce economic market forces into China. Given the overriding desire of the central government leadership to maintain stability in China amid rapid social and economic changes in the country, the economic market reforms of recent years could be slowed, or even reversed.

- Any change in policy by the Chinese government could adversely affect investments in Chinese businesses.

      Changes in policy could result in imposition of restrictions on currency conversion, imports or the source of supplies, as well as new laws affecting joint ventures and foreign-owned enterprises doing business in China. Although China has been pursuing economic reforms, events such as a change in leadership or social disruptions that may occur upon the proposed privatization of certain state-owned industries could significantly affect the government's ability to continue with its reform.

- We face economic risks in doing business in China.

      As a developing nation, China's economy is more volatile than that of developed Western industrial economies. It differs significantly from that of the U.S. or a Western European country in such respects as structure, level of development, capital reinvestment, legal recourse, resource allocation and self-sufficiency. Only in recent years has the Chinese economy moved from what had been a command economy through the 1970s to one that during the 1990s encouraged substantial private economic activity. In 1993, the Constitution of China was amended to reinforce such economic reforms. The trends of the 1990s indicate that future policies of the Chinese government will emphasize greater utilization of market forces. For example, in 1999 the Government announced plans to amend the Chinese Constitution to recognize private property, although private business will officially remain subordinate to state-owned companies, which are the mainstay of the Chinese economy. However, we cannot assure you that, under some circumstances, the government's pursuit of economic reforms will not be restrained or curtailed. Actions by the central government of China could have a significant adverse effect on economic conditions in the country as a whole and on the economic prospects for our Chinese operations.

- The Chinese legal and judicial system may negatively impact foreign investors.

      In 1982, the National People's Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in China. However, China's system of laws is not yet comprehensive. The legal and judicial systems in China are still under development , and enforcement of existing laws is inconsistent. Many judges in China lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the Chinese judiciary is relatively inexperienced in enforcing the laws that exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. China's legal system is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may shift to reflect domestic political changes.

      The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. We cannot assure you that a change in leadership, social or political disruption, or unforeseen circumstances affecting China's political, economic or social life will not affect the Chinese government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

      The practical effect of the PRC's legal system on our business operations in China can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the general corporation laws of the several states. Similarly, the accounting laws and regulations of the PRC mandate accounting practices which are not consistent with U.S. Generally Accepted Accounting Principles. China's accounting laws require that an annual "statutory audit" be performed in accordance with PRC's accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the PRC Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation. Second, while the enforcement of substantive rights may appear less clear than United States procedures, Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Generally, the Articles of Association provide that all business disputes pertaining to Foreign Invested Enterprises are to be resolved by the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden, applying Chinese substantive law. Any award rendered by this arbitration tribunal is, by the express terms of the respective Articles of Association, enforceable in accordance with the "United Nations' Convention on the Recognition and Enforcement of Foreign Arbitral Awards
(1958)." Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises.

      Because our principal assets are located outside of the United States and all of our directors and executive officers reside outside of the United States, it may be difficult for you to enforce your rights based on the United States Federal securities laws against us and our officers and directors in the United States or to enforce judgments of United States courts against us or them in the PRC.

      In addition, our operating subsidiaries and the majority all of our assets are located outside of the United States. You will find it difficult to enforce your legal rights based on the civil liability provisions of the United States Federal securities laws against us in the courts of either the United States or the PRC and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in the courts of the PRC. In addition, it is unclear if extradition treaties in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the United States Federal securities laws or otherwise.

- Economic Reform Issues

      Although the Chinese government owns the majority of productive assets in China, during the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. Because these economic reform measures may be inconsistent or ineffectual, we are unable to assure you that:

      o     We will be able to capitalize on economic reforms;
      o The Chinese government will continue its pursuit of economic reform policies;
      o     The economic policies, even if pursued, will be successful;
      o Economic policies will not be significantly altered from time to time; and
      o Business operations in China will not become subject to the risk of nationalization.

      Since 1979, the Chinese government has reformed its economic systems. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect our operations.

      Over the last few years, China's economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included revaluations of the Chinese currency, the Renminbi (RMB), restrictions on the availability of domestic credit, and limited re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets.

      To date, reforms to China's economic system have not adversely impacted our operations and are not expected to adversely impact operations in the foreseeable future. However, there can be no assurance that the reforms to China's economic system will continue or that we will not be adversely affected by changes in China's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

Risks Associated with Agricultural Production

We are subject to risks associated with our operations which may affect our results.

      The agricultural industry in the PRC has issues that the agricultural industry does not have within the United States. For instance:

      o In China, insurance coverage is a relatively new concept compared to that of the United States and for certain aspects of a business operation, insurance coverage is restricted or expensive. Workers compensation for employees in the PRC may be unavailable or, if available, insufficient to adequately cover such employees.

      o The environmental laws and regulations in the PRC set various standards regulating certain aspects of health and environmental quality, including, in some cases, the obligation to rehabilitate current and former facilities and locations where operations are or were conducted. Violation of those standards could result in a temporary or permanent restriction by the PRC of our operations.

We cannot assure you that we will be able to adequately address any of these or other limitations.

Our earnings and, therefore our profitability, may be affected by price volatility.

We anticipate that the majority of our future revenues will be derived from the sale of rice and other agricultural commodities and, as a result, our earnings are directly related to the prices of these products. There are many factors influencing the price of rice and other agricultural commodities including expectations for inflation; global and regional demand and production; political and economic conditions; and production costs. These factors are beyond our control and are impossible for us to predict. As a result, price changes may adversely affect our operating results.

Other Industry-specific Risks

Extreme event risks. Weather and climate are variable from day to day and season to season. Extreme weather events could adversely impact our production of grain and, consequently adverse impact our results operation.

Yield risks. When temperature and precipitation are too high or low, crop yields suffer. Anticipated crops may not materialize.

Technology adoption risks. Farm level adaptations often involve switching to technologies that may not be in widespread use. There is a risk to individual farmers that a technology or combination of technologies may not perform as anticipated. Our inability to adopt new technologies may place us at a competitive disadvantage.

The availability and price of the agricultural commodities the Company produces and merchandises can be affected by weather, disease, government programs, and various other factors beyond the Company's control and could adversely affect the Company's operating results.

The availability and price of agricultural commodities are subject to wide fluctuations due to unpredictable factors such as weather, plantings, government (domestic and foreign) farm programs and policies, changes in global demand resulting from population growth and changes in standards of living, and global production of similar and competitive crops. These factors have historically caused volatility in the agricultural commodities industry and, consequently, in the Company's operating results. Reduced supplies of agricultural commodities could also limit the Company's ability to procure, transport, store, process, and merchandise agricultural commodities in an efficient manner which could adversely affect the Company's profitability. In addition, the availability and price of agricultural commodities can be affected by other factors, such as plant disease, which can result in crop failures and reduced harvests.

Also, with respect to prices, to the extent production capacity is added within the agricultural processing industry, the disruption to the balance of supply and demand may result in downward pressure on the relevant product prices, thereby adversely affecting revenues and operating results.

Government policies and regulations, in general, and specifically affecting the agricultural sector and related industries, could adversely affect the Company's operating results.

Agricultural production is subject to government policies and regulations. Governmental policies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies, and import and export restrictions on agricultural commodities and commodity products, can influence the planting of certain crops, the location and size of crop production, whether unprocessed or processed commodity products are traded, the volume and types of imports and exports, the availability and competitiveness of feedstocks as raw materials, and industry profitability. In addition, international trade disputes can adversely affect agricultural commodity trade flows by limiting or disrupting trade between countries or regions. Future government policies may adversely affect the supply of, demand for, and prices of the Company's products, restrict the Company's ability to do business in its existing and target markets, and could negatively impact revenues and operating results.

The Company is subject to food and feed industry risks which could adversely affect the Company's operating results.

The Company is subject to food industry risks which include, but are not limited to, food spoilage or food contamination, shifting consumer preferences, federal, state, and local food processing regulations, and customer product liability claims. The liability which could result from these risks may not always be covered or could exceed liability insurance related to product liability and food safety matters maintained by the Company. The occurrence of any of the matters described above could adversely affect the Company's revenues and operating results.

The Company is subject to risks associated with the outbreak of disease related to food products related to rice. The outbreak of disease could adversely affect demand for the Company's products. A decrease in demand for these products could adversely affect the Company's revenues and operating results.

The Company is subject to numerous laws and regulations globally which could adversely affect the Company's operating results.

The Company is required to comply with the numerous and broad reaching laws and regulations administered by governmental agencies relating to, but not limited to, the sourcing, transporting, storing, and processing of agricultural raw materials as well as the transporting, storing and distributing of related agricultural products including commercial activities conducted by Company employees and third parties globally. Any failure to comply with applicable laws and regulations could subject the Company to administrative penalties and injunctive relief, civil remedies, including fines, injunctions, and recalls of its products.

The production of the Company's products requires the use of materials which can create emissions of certain regulated substances. Although the Company has programs in place throughout the organization globally to guard against non-compliance, failure to comply with these regulations can have serious consequences, including civil and administrative penalties as well as a negative impact on the Company's reputation.

The Company is exposed to potential business disruption, including but not limited to transportation services, and other serious adverse impacts resulting from natural disasters and severe weather conditions, and accidents which could adversely affect the Company's operating results.

The assets and operations of the Company are subject to damage and disruption from various events which include, but are not limited to, natural disasters and severe weather conditions, accidents, explosions, and fires.

The potential effects of the conditions cited above include, but are not limited to, extensive property damage, extended business interruption, personal injuries, and damage to the environment. The Company's operations also rely on dependable and efficient transportation services. A disruption in transportation services could result in supply problems at the Company's processing plants and impair the Company's ability to deliver processed products to its customers in a timely manner.

Our business operations and related activities are, by their nature, subject to PRC government regulations concerning environmental protection.

      We may have to make a significant financial commitment for compliance with environmental regulations and the establishment of a sound environmental protection management and monitoring system. Compliance with existing and future environmental protection regulations may increase our operating costs and may adversely affect our operating results.

Risks Relating to our Common Stock and our Status as a Public Company

The price of our common stock may be affected by a limited trading volume and may fluctuate significantly.

      There has been a limited public market for our common stock and we cannot assure you that an active trading market for our stock will develop or if developed, will be maintained. The absence of an active trading market may adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all. In addition, we cannot assure you that you will be able to sell shares of common stock that you have purchased without incurring a loss. The market price of our common stock may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the common stock in the future. In addition, the market price for our common stock may be volatile depending on a number of factors, including business performance, industry dynamics, and news announcements or changes in general economic conditions.

We have not and do not anticipate paying any dividends on our common stock; because of this the valuation of our securities could be adversely affected in the market.

      We have paid no dividends on our common stock to date and it is not anticipated that any dividends will be paid to holders of our common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance our future expansion and for the implementation of our business plan. As an investor, you should take note of the fact that a lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment in our Company.

Our management is not familiar with the United States securities laws.

      Our management and the former owners of the businesses we acquire are generally unfamiliar with the requirements of the United States securities laws and may not appreciate the need to devote the resources necessary to comply with such laws. A failure to adequately respond to applicable securities laws could lead to investigations by the Securities and Exchange Commission and other regulatory authorities that could be costly, divert management's attention and disrupt our business.

We will continue to incur significant costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance requirements.

      As a public company we incur significant legal, accounting and other expenses under the Sarbanes-Oxley Act of 2002, together with rules implemented by the Securities and Exchange Commission and applicable market regulators. These rules impose various requirements on public companies, including requiring certain corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

      In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, commencing in 2007, we must perform system and process evaluations and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Compliance with Section 404 may require that we incur substantial accounting expenses and expend significant management efforts. If we are not able to comply with the requirements of
Section 404 in a timely manner, or if our accountants later identify deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other applicable regulatory authorities.

      Our Board of Directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stock holders and with the ability to adversely affect stockholder voting power and perpetuate the board's control over the Company.

      Our certificate of incorporation authorizes the issuance of up to 1,000,000,000 shares of common stock, no par value. Our Board of Directors by resolution may authorize the issuance of up to 20,000,000 shares of preferred stock in one or more series with such limitations and restrictions as it may determine, in its sole discretion, with no further authorization by security holders required for the issuance thereof. The Board may determine the specific terms of the preferred stock, including: designations; preferences; conversions rights; cumulative, relative; participating; and optional or other rights, including: voting rights; qualifications; limitations; or restrictions of the preferred stock.

      The issuance of preferred stock may adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of our company or make removal of management more difficult. As a result, the Board of Directors' ability to issue preferred stock may discourage the potential hostile acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect any market price of, and the voting and other rights of the holders of the common stock. We presently have no plans to issue any preferred stock.

We may issue shares of our capital stock or debt securities to complete an acquisition, which would reduce the equity interest of our stockholders or subject our company to risks upon default

      We may issue our securities to acquire companies or assets. Most likely, we will issue additional shares of our common stock or preferred stock, or both, to complete acquisitions. If we issue additional shares of our common stock or shares of our preferred stock, the equity interest of our existing stockholders may be reduced significantly, and the market price of our common stock may decrease. The shares of preferred stock we issue are likely to provide holders with dividend, liquidation and voting rights, and may include participation rights, senior to, and more favorable than, the rights and powers of holders of our common stock.

      If we issue debt securities as part of an acquisition, and we are unable to generate sufficient operating revenues to pay the principal amount and accrued interest on that debt, we may be forced to sell all or a significant portion of our assets to satisfy our debt service obligations, unless we are able to refinance or negotiate an extension of our payment obligation. Even if we are able to meet our debt service obligations as they become due, the holders of that debt may accelerate payment if we fail to comply with, and/or are unable to obtain waivers of, covenants that require us to maintain certain financial ratios or reserves or satisfy certain other financial restrictions. In addition, financial and other covenants in the agreements we may enter into to secure debt financing may restrict our ability to obtain additional financing and our flexibility in operating our business.

Future sales of our common stock, or the perception that such sales could occur, could have an adverse effect on the market price of our common stock.

      We have approximately 73,157,232 shares of our common stock outstanding. There are approximately 1,300 of holders of our common stock. Future sales of our common stock, pursuant to a registration statement or Rule 144 under the Securities Act, or the perception that such sales could occur, could have an adverse effect on the market price of our common stock. The number of our shares available for sale pursuant to registration statements or Rule 144 is very large relative to the trading volume of our shares. Any attempt to sell a substantial number of our shares could severely depress the market price of our common stock. In addition, we may use our capital stock in the future to finance acquisitions and to compensate employees and management, which will further dilute the interests of our existing shareholders and could also depress the trading price of our common stock.

Item 3. Properties.

      We do not own any land in the PRC although, as a result of government land use grants, prior to the sale of ErMaPao we controlled approximately 1,600 acres, and indirectly we controlled the 4,660 acres used by the family farmers who grew the grain we purchased and marketed. We owned indirectly certain of the buildings on land we leased. Our executive offices were located in China at Songyuan City in Jilin Province, which is the headquarters of ErMaPao. These offices and processing facilities are located on the approximately 1600 acres of land owned by the PRC leased to the Company. The lease for the land expires in 2032. The annual rent for the land is RMB 994,795 or approximately US$140,112. The buildings on this land have approximately 20,000 square meters of usable space and are owned by ErMaPao. They consist mainly of warehouses, shelters for farm equipment and supplies, and processing buildings. We process rice at this location, on a processing line consisting of the equipment described under subheading "Processing of Rice". As a result of the sale of ErMaPao, we no longer directly or indirectly control any of the properties mentioned in this paragraph.

      On February 29, 2008, we acquired the Bellisimo Vineyard, a 153-acre operating vineyard located in Sonoma County, California.

Item 4. Securities Ownership of Certain Beneficial Owners and Management.

      The following table sets forth information known to us regarding beneficial ownership of our common stock as of September 1, 2008 by (i) each person known by us to own beneficially more than 5% of the outstanding common stock, (ii) each of our directors and executive officers, (iii) any other "Named Executive Officer" identified in the Executive Compensation section, below, and
(iv) all of our officers and directors as a group. Except as otherwise indicated, we believe, based on information provided by each of the individuals named in the table below, that such individuals have sole investment and voting power with respect to such shares, subject to community property laws, where applicable. Each executive officer and director may be contacted c/o the
Company: Dalian City Zhongshan District, Youhao Road, Manhattan Building #1 Suite 1511, Dalian Liaoning, PRC.

---------------------------------------------------------------------------------------------
                Name and Address of                     Amount and                    Percent
                 Beneficial Owner                       Nature of                    Of Class
                                                        Beneficial
                                                          Owner
---------------------------------------------------------------------------------------------
      Xia Wu                                            5,000,000                       6.8
      ---------------------------------------------------------------------------------------
      Xirong Xu                                        20,282,353                      27.7
      ---------------------------------------------------------------------------------------
      Simple (Hong Kong) Investment & Management        2,882,121                       5.6
      Company Limited
      Shennan Zhong Road, PO Box 031-072
      Shenzhen 518000, China
      (Mr. Ji Wen)
      ---------------------------------------------------------------------------------------
      First Capital Limited P.O. Box 2804,
      Georgetown Grand Cayman, Ky1-1112
      Cayman Islands
      Xirong Xu                                         3,326,103                       4.5%
      ---------------------------------------------------------------------------------------
      Jinsong Li                                                0                         0%
      ---------------------------------------------------------------------------------------
      Weihong Xia                                               0                         0
      ---------------------------------------------------------------------------------------
      Shujie Wu                                                 0                         0
      ---------------------------------------------------------------------------------------
      Zhouzhe Jin                                               0                         0
      ---------------------------------------------------------------------------------------
      Jingyong Ma                                               0                         0
      ---------------------------------------------------------------------------------------
      Guangwu Zhang                                             0                         0
      ---------------------------------------------------------------------------------------
      Officers and Directors as a group (6 persons)             0                       0.0%
      ---------------------------------------------------------------------------------------

Item 5. Directors, Officers and Control Persons

Our directors and executive officers are:

      Name                 Age              Title

      Jinsong Li           37        Chief Executive Officer, Chairman
      Weihong Xia          37        Chief Financial Officer and Secretary
      Shujie Wu            38        Director
      Zhouzhe Jin          68        Director
      Jingyong Ma          56        Director
      Guangwu Zhang        75        Director

The business experience of each director and executive officer of the Company is set forth below.

Mr. Jinsong Li was elected to the position of Chief Executive Officer in late September 2008. He was formerly vice president of Beijing Jingwei Capital Investment Co., Ltd, an investment firm focusing on agricultural companies, where he managed investment projects valued at more than $100 million. Mr. Li previously worked for more than 15 years in various executive roles at a commercial trade company in Shantou and an agricultural products company in Beijing. On October 15, 2008, Mr. Li was elected Chairman of the Company's Board of Directors replacing Huizhi Xiao, who resigned as of that date.

Weihong Xia holds a Masters Degree in Economics and is a certified public accountant. He most recently served as Chief Financial Officer of Dongfang Tiandu Industrial Investment Company, and as Executive Director and Chief Financial Officer of Tianzifu International Investment Company.

Guangwu Zhang currently holds the position of Professor of Agriculture at Shandong Agricultural University. As author of over 100 academic papers, he currently holds several national appointments including Vice Committee Chairman of Cultivation Research Committee of The Crop Science Society of China as well as evaluator of the National Natural Science Foundation of China.

Shujie Wu served from 2002 to 2004 as Chairman of Dongguan Shijin Market Investment Company Limited. From 2003 to 2005, Mr. Wu served as Chairman of Guangzhou City Weirong Investment Consulting Company Limited, and from 2005, to 2007, served as Managing Director of Jiayuanfen International Investments Company Limited.

Zhouzhe Jin is a senior agronomist and recipient of the "National Special Contributions" Award. Mr. Jin graduated from Yanbian Agricultural College, and thereafter was assigned to Jilin Province Qianguo District's Agricultural Bureau on agricultural systems. In December 1969, he was delegated to Qianguo District Jilatu Agricultural Station. He also served as deputy mayor of Jilatu. While working with the agricultural bureau, Mr. Jin conducted agricultural scientific experiments such as paddy field phosphorus test, dry seeding, courtyard seeding, formulated fertilization of rice, and the "Three Dry Cultivation Methods".

Jingyong Ma is an agricultural specialist and researcher. Since 1970, Mr. Ma has been a lecturer to the graduate students of the Jilin Agricultural Academy, while also conducting research on quality of rice grains, new varieties of rice breeding, and rice grain breeding genetics. Since January 2005, Mr. Ma has been retained by the Company as a rice grain specialist and consultant. Mr. Ma has developed a variety of new species of grains which are of high quality, high production value, and high resistance to disease and blight. Mr. Ma was commended in 1998 for outstanding contributions of young technical professionals in Jilin and was awarded the State Council's "Government's special allowances" in 2001.

Item 6. Executive Compensation.

The following table sets forth information with respect to the amounts awarded to, earned by, or paid to, our principal executive officer for services provided in all capacities to us and our subsidiaries for the fiscal year ended December 31, 2007, and the amounts awarded to, earned by, or paid to that individual for the fiscal year ended December 31, 2006. No other executive officer or former executive officer received more than $100,000 in compensation for the fiscal year ended December 31, 2007.

                           Summary Compensation Table

                                                         Non-equity        Change in pension value and
  Name and                            Stock    Option  incentive plan   nonqualified deferred compensation    All other
 principal    Year   Salary   Bonus   awards   awards   compensation                 earnings                compensation    Total
  position             ($)     ($)      ($)      ($)        ($)                        ($)                       ($)          ($)
     (a)       (b)     (c)     (d)      (e)      (f)        (g)                        (h)                       (i)          (j)
-----------------------------------------------------------------------------------------------------------------------------------
Jinsong Li
CEO           2007   N/A       N/A      N/A      N/A        N/A                        N/A                    N/A           N/A
-----------------------------------------------------------------------------------------------------------------------------------
Changqing Xu
CEO           2007   $8,000    N/A      N/A      N/A        N/A                        N/A                    N/A           $ 8,000
-----------------------------------------------------------------------------------------------------------------------------------
Changqing Xu
CEO           2006   N/A       N/A      N/A      N/A        N/A                        N/A                    N/A           N/A
-----------------------------------------------------------------------------------------------------------------------------------
Weihong Xia
CFO &         2008   N/A       N/A      N/A      N/A        N/A                        N/A                    N/A           N/A
Secretary
-----------------------------------------------------------------------------------------------------------------------------------
Xuefeng Guo
CFO &         2007   $8,000    N/A      N/A      N/A        N/A                        N/A                    N/A           $ 8,000
Secretary
-----------------------------------------------------------------------------------------------------------------------------------
Xuefeng Guo
CFO &         2006   N/A       N/A      N/A      N/A        N/A                        N/A                    N/A           N/A
Secretary
-----------------------------------------------------------------------------------------------------------------------------------
Huizhi Xiao
Chairman      2007   $8,000    N/A      N/A      N/A        N/A                        N/A                    N/A           $ 8,000
-----------------------------------------------------------------------------------------------------------------------------------
Huizhi Xiao
Chairman      2006   $7,692    N/A      N/A      N/A        N/A                        N/A                    N/A           $ 7,692
-----------------------------------------------------------------------------------------------------------------------------------
Shujie Wu
Director      2007   N/A       N/A      N/A      N/A        N/A                        N/A                    $1,127/mo     $10,143
-----------------------------------------------------------------------------------------------------------------------------------
Shujie Wu
Director      2006   N/A       N/A      N/A      N/A        N/A                        N/A                    N/A           N/A
-----------------------------------------------------------------------------------------------------------------------------------
Zhouzhe Jin
Director      2007   N/A       N/A      N/A      N/A        N/A                        N/A                    $1,127/mo     $ 6,010
-----------------------------------------------------------------------------------------------------------------------------------
Zhouzhe Jin
Director      2006   N/A       N/A      N/A      N/A        N/A                        N/A                    N/A           N/A
-----------------------------------------------------------------------------------------------------------------------------------
Jingyong Ma
Director      2007   N/A       N/A      N/A      N/A        N/A                        N/A                    $1,127/mo     $ 5,635
-----------------------------------------------------------------------------------------------------------------------------------
Jingyong Ma
Director      2006   N/A       N/A      N/A      N/A        N/A                        N/A                    N/A           N/A
-----------------------------------------------------------------------------------------------------------------------------------
Guangwu Zhang
Director      2008   N/A       N/A      N/A      N/A        N/A                        N/A                    N/A           N/A
-----------------------------------------------------------------------------------------------------------------------------------

Item 7. Certain Relationships and Related Transactions; Director Independence.

In connection with the acquisition by the Company of China Organic Agriculture Limited ("COA"), the BVI holding Company, the Company issued to the shareholders of COA, Huizhi Xiao, Luxesource International Limited, JK Friedman Capital Limited, Shenzhen Huaying, Guaranty and Investment Company Limited, First Capital Limited, Simple (Hong Kong) Investment & Management Company Limited and China US Bridge Capital Limited an aggregate of 27,448,776 shares of the Company's common stock.

In April 2007, we received a loan from Shenzhen Dingyi Investment Consultants Limited, an entity which was a shareholder in the Company, of an aggregate $2,063,797, which was repaid by December 31, 2007. A copy of the Loan Agreement is attached hereto as Exhibit 10.11.

In February 2008, the Company received a loan from an individual shareholder, Mr. Xirong Xu, for the total amount of $6,216,000. The interest rate is 4.00% and both principal and interest are due in February 2013. Mr. Xirong Xu is not a relative of the Company's CEO, Mr. Changqing Xu.

Item 8. Legal Proceedings.

      On December 12, 2008, Lance C. Provo, "on behalf of himself and all others similarly situated", filed a class action lawsuit in the United States District Court for the Southern District of New York against China Organic Agriculture, Inc. (the "Company"), past officers and directors of the Company, and one current director of the Company (the "Defendants"). The suit alleges, among other things, that the Defendants disseminated false and misleading statements or concealed materially adverse facts causing members of the class to purchase the Company's stock at inflated prices, and engaged in other improper actions, including divesting the Company of its sole productive asset and acquiring a luxury retreat for the use of the Defendants. The suit alleges that the Defendants' actions violated Sections 10(b) and 20A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 10(b)5 under the Exchange Act. The suit seeks as relief civil penalties, attorney's fees, and disgorgement.

                                     PART II

Item 9. Market Price of and Dividends on Registrant's Common Equity; Related Stockholder Matters.

Market for Our Common Stock

      Our common stock is traded in the over-the-counter market (the OTC Bulletin Board). Prior to May 4, 2007, the date we changed our name from Industrial Electrical Services. Inc. to China Organic Agriculture, Inc., our common stock was quoted under the symbol "INEL.OB." From May 2007 to the present, our common stock has been quoted under the symbol "CNOA.OB."

      The prices set forth below reflect the quarterly high and low bid price information for shares of our common stock for the periods indicated. These quotations reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions.

                                                           High             Low
                                                           ----             ---

2008

First Quarter                                             $2.20            $0.83
Second Quarter                                            $2.06            $0.63
Third Quarter                                             $0.68            $0.17
Fourth Quarter                                            $0.69            $0.17

2007

First Quarter                                             $2.00            $0.51
Second Quarter                                            $2.09            $1.01
Third Quarter                                             $4.00            $1.15
Fourth Quarter                                            $4.25            $1.50

2006

First Quarter                                              N/A              N/A
Second Quarter                                             N/A              N/A
Third Quarter                                              N/A              N/A
Fourth Quarter                                            $1.57            $0.51

      As of December 31, 2008, our common stock was held of record by approximately 1,300 stockholders, some of whom may hold shares for beneficial owners and have not been polled to determine the extent of beneficial ownership.

      We have never paid cash dividends on our common stock. Holders of our common stock are entitled to receive dividends, if any, declared and paid from time to time by the Board of Directors out of funds legally available. We intend to retain any earnings for the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the payment of cash dividends will depend upon future earnings, results of operations, capital requirements, our financial condition and other factors that our Board of Directors may consider.

Item 10. Recent Sales of Unregistered Securities.

Common Stock

      During the past three years, we issued the following securities pursuant to various exemptions from registration under the Securities Act of 1933, as amended: On August 5, 2005, we issued 9,000,000 shares to Edward Lynch, our former President, Chief Executive Officer and director, and 6,000,000 shares to Keith Yates, our former Chief Operating Officer and director, in exchange for each of Messrs. Lynch and Yates respective membership interests in Industrial Electric Services, LLC.

      On February 21, 2007, the Company converted the entire principal outstanding under its promissory note in the amount of $78,285 into an aggregate of 8,750,000 shares of common stock at a conversion price of $0.009 per share. These shares of common stock were issued pursuant to an exemption under Section 4(2) under the Securities Act. The recipients of the shares were Xiaoli Ma, Xian Liu, Bingsheng Li, Menghua Wang, Yigang Li, Yuan Li, Wenjin Xu, Xianjiao Li; and David Leroy and Clyde Atkinson, prior shareholders of the company.

      On March 15, 2007, we issued a total of 27,448,776 shares of our common stock to the shareholders of China Organic Agriculture Limited ("COA"), a British Virgin Islands company, in connection with the merger of our wholly-owned subsidiary, INEL Merger Sub, Inc. ("SUB") with and into COA in accordance with the certain Agreement and Plan of Merger, dated as of March 15, 2007, by and among us, SUB, COA and the shareholders of COA. All of the shares referred to above were issued without registration under Section 5 of the Securities Act of 1933, as amended (the "Securities Act") in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Regulation S under the Securities Act.

On September 4, 2008, China Organic Agriculture, Inc. issued 18,282,353 shares, representing approximately 25 %, of its outstanding common stock, to Xirong Xu in exchange for the surrender and cancellation of its promissory note in the principal amount of $ 6,216,000 issued in connection with the acquisition of the Bellisimo Vineyard in February 29 2008. The conversion rate for each transaction, $0.32 per share, represents a slight discount to the 30 day average share price of the common stock.

On September 4, 2008, the Company issued 3,326,103 shares, representing approximately 4.5%, of its outstanding common stock, to First Capital Limited in exchange for the surrender and cancellation of its promissory note in the principal amount of $ 1,130,875. The indebtedness evidenced by this note represents amounts advanced to pay accounts payable. The conversion rate for each transaction, $0.32 per share, represents a slight discount to the 30 day average share price of the common stock.

We believe that all of the requirements to qualify to use the exemption from registration contained in Section 4(2) of the Securities Act have been satisfied in connection with the issuance of these shares. Specifically, we have determined that each investor located within the United States is knowledgeable and experienced in finance and business matters and thus is able to evaluate the risks and merits of acquiring our securities; each investor has advised us that he, she or it is able to bear the economic risk of purchasing our common stock; we have provided each investor with access to the type of information normally provided in a prospectus; and we did not use any form of public solicitation or general advertising in connection with the issuance of the shares.

      We also believe that the issuance of our shares to those investors located outside the United States constituted an offshore transaction. Each of such investors was a resident of China, and at the time we offered to issue our shares to these investors, each investor was located in China. At the time we issued our common stock to these investors, we reasonably believed that each investor was outside of the United States. As a result, we believe that these facts also enable us to rely on Regulation S for an exemption from the registration requirements of Section 5 of the Securities Act with respect to the issuance of these shares.

Warrants

      On April 19, 2007, we issued to Trilogy Capital Partners, Inc. ("Trilogy") 350,000 warrants (the "Warrants"). Each warrant entitles Trilogy to purchase one share of our common stock, no par value per share, at an exercise price of $1.50 per share (subject to adjustment as described in the following paragraph). The Warrants were issued to Trilogy in partial consideration for certain investor relations and marketing services to be rendered by Trilogy, and further services Trilogy promised to render, including working in conjunction with our management, securities counsel, investment bankers, auditors and marketing director, and under supervision of executive management. The unregistered issuance was made in reliance upon an exemption available under Section 4(2) of the Securities Act of 1933, as amended.

      The Warrants are exercisable as of the date of issuance and terminate on April 19, 2009, and provided for a cashless exercise by the Warrant holder. The exercise price per Warrant shall be adjusted equitably to account for payments by us of dividends in our common stock or securities convertible or exercisable into our common stock or any subdivision/split or combination of our issued and outstanding shares of common stock into a greater or lesser, respectively, number of such shares. In the event of any other reclassification of the outstanding shares of our common stock, or in the event of any merger or consolidation in which we are not the continuing entity which results in any reclassification or capital reorganization of our outstanding shares of common stock, the Warrant holder shall thereafter have the right until the expiration date of the Warrant to receive upon exercise, for the same aggregate exercise price otherwise payable immediately prior to reclassification, merger or consolidation, the kind and amount of shares of stock or other securities or property receivable thereupon by a holder of the number of shares of common stock obtainable upon the exercise of the Warrants immediately prior thereto. If we determine to register any of our common stock under the Securities Act of 1933 for sale in connection with a public offering (other than pursuant to an employee benefit plan or a merger, acquisition or similar transaction), we shall give written notice thereof to the Warrant holders and include in any related registration statement any of shares of common stock issuable upon exercise of the Warrants which the Warrant holder may request by a writing delivered to us within 15 days after our notice to such holder, subject to customary restrictions in the event of a firmly committed underwritten offering.

      On February 6th, 2008, the Company committed to issue warrants to purchase 1,000,000 shares of the Company's stock at a price of $1.39 to Winning IR, an investor relations firm, as part of a consulting agreement. The warrants were valued using the Black-Scholes option-pricing model which assumed 135% volatility, a term of the warrant of three years, a risk free rate of 3% and a dividend yield of 0%. These warrants can be exercised through the third anniversary of the date of the Agreement, and vest in 12 equal quarterly installments beginning in the second quarter of 2008. This consulting expense for these services is recognized on a straight line basis over the one year period of the related consulting contract, and the related expense for these warrants for the six months ended June 30, 2008 is $263,543.

Item 11. Description of Securities to be Registered.

At September 30, 2008, our authorized capital stock consists of 1,000,000,000 shares of common stock, no par value, of which 73,157,232 shares were issued and outstanding. We have not issued any preferred stock.

Common Stock

      Each holder of our common stock is entitled to one vote for each share held of record.

      Holders of our common stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to receive our net assets pro rata. Each holder of our common stock is entitled to receive ratably any dividends declared by our Board of Directors out of funds legally available for the payment of dividends. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a Director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 12. Indemnification of Directors and Officers.

      Section 607.0850 of the Florida Business Corporation Act permits us to indemnify, under certain conditions, our directors, officers, employees and agents against all expenses, liabilities and losses reasonably incurred by them in the course of their duties. This may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from suing directors for breaches of their duty of care, even though such an action, if successful, might otherwise benefit us and our stockholders.

Item 13. Financial Statements; Supplementary Data.

      The financial statements required to be provided with this Registration Statement have been appended as Pages F-1 through F-28 hereto.

Item 14. Changes in and Disagreements with Accountants.

      On March 28, 2007, we appointed the firm of Morgenstern, Svoboda & Baer, CPAs, P.C. ("New Auditor") as our independent auditor and dismissed the firm of Pender Newkirk & Company LLP ("Former Auditor"), which had served as our independent auditor until that date. The Former Auditor was our auditor prior to the acquisition by our company of ErMaPao and China Organic Agriculture, Ltd.

      The reports of the Former Auditor on our financial statements for the fiscal years ended December 31, 2005 and December 31, 2006 did not contain an adverse opinion, a disclaimer of opinion or any qualifications or modifications related to uncertainty, limitation of audit scope or application of accounting principles. During the fiscal years ending December 31, 2005 and December 31, 2006 and the period from December 31, 2006 to March 28, 2007, the Company did not have any disagreements (within the meaning of Instruction 4 of Item 304 of Regulation S-K) with the Former Auditor as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and there have been no reportable events (as defined in Item 304 of Regulation S-K).

                              *********************

                                    PART III

Item 15. Financial Statements and Exhibits

3(I).1      Articles of Incorporation(1)
3(I).2      Certificate of Amendment to Articles of Incorporation(1)
3(II)       Bylaws(1)
4.1         Warrant Agreement between China Organic Agriculture, Inc. and
            Trilogy Capital Partners, Inc.(1)
10.1        Agreement between ErMaPao and Jilin University (translation)(1)
10.2        Agreement between ErMaPao and Xinmiao Grain Depot (translation)(1)
10.3        Agreement between ErMaPao and Wukeshu Grain Depot (translation)(1)
10.4        Agreement between ErMaPao and Huaxing Foods Limited (translation)(1)
10.5        Agreement between ErMaPao and Songyuan City Grain and Oil Company
            (translation)(1)
10.6        Agreement between ErMaPao and Changchun City Qinghai Grain and Oil
            Company (translation)(1)
10.7        Agreement between ErMaPao and Shunda Grain and Oil Company
            (translation)(1)
10.8        Agreement between ErMaPao and Tongda Grain and Oil Company
            (translation)(1)
10.9        Agreement between ErMaPao and Nanjing Suguo Supermarket
            (translation)(1)
10.10       Agreement between ErMaPao and Hualian Hypermarket (translation)(1)
10.11       Loan Agreement between ErMaPao and Shenzhen Dingyi Investment
            Consultants Ltd. (translation)(1)
10.20       Promissory Note dated February 25, 2008 between China Organic
            Agriculture, Inc. and Mr. Xi Rong Xu (Incorporated by reference herein from Exhibit 10.20 to the Registrant's Annual Report on Form
            10-K for the fiscal year ended December 31, 2007 ("2007 Form
            10-K")).
10.21       Promissory Note Secured By Deed of Trust in the initial principal amount of $8,515,000(Incorporated by reference herein from Exhibit
            10.21 to the Registrant's 2007 Form 10-K).
10.22       Agreements regarding the February 29, 2008 purchase of Bellisimo
            Vineyard (Incorporated by reference herein from Exhibit 10.22 to the Registrant's 2007 Form 10-K.
21.1        Subsidiaries

----------
(1)   Previously filed.

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 CHINA ORGANIC AGRICULTURE, INC.

Date: January 15, 2009


                                                 By: /s/ Jinsong Li
                                                     ---------------------------
                                                     Jinsong Li
                                                     Chief Executive Officer


                                                 By: /s/ Weihong Xia
                                                     ---------------------------
                                                     Weihong Xia
                                                     Chief Financial Officer

                         CHINA ORGANIC AGRICULTURE, LTD

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2007 and 2006

                                TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm                      F-2

Consolidated Balance Sheets                                                  F-3

Consolidated Statements of Income                                            F-4

Consolidated Statements of Comprehensive Income                              F-5

Consolidated Statements of Cash Flows                                        F-6

Consolidated Statements of Stockholders' Equity                              F-7

Notes to Consolidated Financial Statements                            F-8 - F-28

Morgenstern, Svoboda & Baer CPAs, PC
--------------------------------------------------------------------------------
Certified Public Accountants

40 Exchange Place, Suite 1820
New York, NY 10005
TEL:(212) 925-9490
FAX:(212) 226-9134
E-mail: msbcpas@gmail.net

                     CONSENT OF INDEPENDENT ACCOUNTING FIRM

To the Board of Directors
China Organic Agriculture, Inc.

We consent to the inclusion in the foregoing Registration Statement on Form 10 our report, dated March 26, 2008, relating to the financial statements of China Organic Agriculture, Inc. as of December 31, 2007 and 2006 and for the years then ended. We also consent to the reference to our firm under the caption "Experts".

Respectfully submitted,


/s/ Morgenstern, Svoboda & Baer, CPAs, P.C.

New York, NY
October 21, 2008

MORGENSTERN, SVOBODA, & BAER, CPA's, P.C.

CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: MSBCPAS@GMAIL.COM

Board of Directors and Stockholders of
China Organic Agriculture, Inc.

We have audited the accompanying consolidated balance sheets of China Organic Agriculture, Inc. ("Company") as of December 31, 2007 and 2006 and the related consolidated statements of income, comprehensive income, consolidated statements of stockholders' equity, and cash flows for the years then ended. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Organic Agriculture, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

Morgenstern, Svoboda & Baer, CPAs, P.C.
Certified Public Accountants

New York, NY
March 26, 2008


                                      F-2a

                          CHINA ORGANIC AGRICULTURE, INC.

                           CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 2007 AND 2006

                               ASSETS                      2007                  2006
                                                       -----------           -----------
Current Assets
Cash and cash equivalents                              $ 9,697,793           $   316,061
Accounts receivable, net                                 1,924,080               801,719
Inventory                                                3,176,034               436,395
Trade deposits                                              42,420                    --
Other receivables and prepayments                          312,590                 3,284
                                                       -----------           -----------
Total Current Assets                                    15,152,917             1,557,459

Property, plant & equipment, net                         1,505,783               721,728

Intangibles, net                                         3,304,776             3,444,220

                                                       -----------           -----------
Total Assets                                           $19,963,476           $ 5,723,407
                                                       ===========           ===========

                LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accounts payable and accrued expenses                  $   170,528           $ 1,070,218
Due to related party                                       364,865                    --
Taxes payable                                              375,667                51,649
                                                       -----------           -----------
Total Current Liabilities                                  911,060             1,121,867

Stockholders' Equity

Preferred stock, par value, $0.001 per share
    20,000,000 shares authorized, none outstanding             --                    --
Common stock, no par value,
    1,000,000,000 shares authorized
    51,548,776 and 27,448,776 issued and outstanding       733,704               733,304
Additional paid in capital                                 420,525                    --
Statutory reserves                                         824,168               824,168
Other comprehensive income                                 602,498                65,137
Retained earnings                                       16,471,521             2,978,931
                                                       -----------           -----------
Total Stockholders' Equity                              19,052,416             4,601,540
                                                       -----------           -----------
Total Liabilities and Stockholders' Equity             $19,963,476           $ 5,723,407
                                                       ===========           ===========

   The accompanying notes are an integral part of these financial statements.

                         CHINA ORGANIC AGRICULTURE, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDING DECEMBER 31, 2007 AND 2006

                                                          2007                         2006
                                                      ------------                 ------------
Sales, net                                            $ 44,500,003                 $  9,002,345

Cost of sales                                           29,382,399                    5,210,575
                                                      ------------                 ------------
Gross profit                                            15,117,604                    3,791,770

Selling, general and administrative expenses             1,556,350                      364,500
                                                      ------------                 ------------
Income from operations                                  13,561,254                    3,427,270
                                                      ------------                 ------------

Other expense (income)                                      70,295                       (3,827)
Interest (income)                                           (1,631)
                                                      ------------                 ------------
Income before income taxes                              13,492,590                    3,431,097

Provision for income taxes                                      --                           --
                                                      ------------                 ------------
Net income                                            $ 13,492,590                 $  3,431,097
                                                      ============                 ============

Weighted average number of common shares, basic         46,662,749                   27,448,776
Weighted average number of common shares, dilutive      46,730,345                   27,448,776
Earnings per share of common stock:

Basic                                                 $       0.29                 $       0.13
Dilutive                                              $       0.29                 $       0.13

   The accompanying notes are an integral part of these financial statements.

                         CHINA ORGANIC AGRICULTURE, INC.

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                 FOR THE YEARS ENDING DECEMBER 31, 2007 AND 2006

                                                          2007           2006
                                                      -----------    -----------

Net Income                                            $13,492,590    $ 3,431,097

Other Comprehensive Income
   Foreign Currency Translation Adjustment                537,361          4,527
                                                      -----------    -----------

Comprehensive Income                                  $14,029,951    $ 3,435,624
                                                      ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                         CHINA ORGANIC AGRICULTURE, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

                                                                2007              2006
                                                             -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                  $ 13,492,590       $ 3,431,097
Adjustments to reconcile net income to net cash
provided by operating activities:
   Stock based compensation                                      420,525                --
   Depreciation and amortization                                 207,430           196,751
   Loss on fixed assets retirements                                   --             4,042
(Increase)/decrease in current assets:
   Accounts receivables                                       (1,029,630)         (184,763)
   Inventory                                                  (2,616,994)          324,792
   Trade deposits                                                (40,982)               --
   Other current assets                                         (302,854)            5,562
Increase /(decrease) in current liabilities:
   Accounts payable and accrued expenses                        (880,005)         (440,574)

Taxes payable                                                    309,510          (119,152)
                                                             -----------       -----------

Net cash provided by operating activities                      9,559,590         3,217,755
                                                             -----------       -----------

CASH FLOWS USED BY INVESTING ACTIVITIES
Purchase of property, plant & equipment                         (852,041)          (32,490)
                                                             -----------       -----------
Net cash used by investing activities                           (852,041)          (32,490)
                                                             -----------       -----------
CASH FLOWS PROVIDED BY (USED IN) FROM FINANCING ACTIVITIES
Dividend                                                              --        (3,429,165)
Due to related party                                             364,865                --
Proceeds from Loan - Related Party                             2,063,797                --
Repayment of Loan - Related Party                             (2,063,797)               --
                                                             -----------       -----------
Net Cash provided by (used in) financing activities              364,865        (3,429,165)
                                                             -----------       -----------
Effect of exchange rate changes on cash and cash equivalents     309,318           (66,217)

Net change in cash and cash equivalents                        9,381,732          (310,117)
Cash and cash equivalents, beginning balance                     316,061           626,178
                                                             -----------       -----------
Cash and cash equivalents, ending balance                    $ 9,697,793       $   316,061
                                                             ===========       ===========
SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
   Income tax payments                                       $        --       $        --
                                                             ===========       ===========
   Interest payments                                         $        --       $        --
                                                             ===========       ===========

   The accompanying notes are an integral part of these financial statements.

                         CHINA ORGANIC AGRICULTURE, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

                                Common       Common      Additional                  Other          Retained           Total
                                Stock        Stock         Paid       Statutory   Comprehensive     Earnings       Stockholders'
                                Shares       Amount      In Capital    Reserves      Income         (Deficit)          Equity
                                ---------   ---------    ----------   ----------  -------------   ------------    --------------
Balance January 1, 2006         27,448,776  $ 733,304    $    -       $  481,110   $   60,610     $  3,210,057    $    4,595,081

Foreign currency
translation adjustments             -            -            -             -           4,527            -                 4,527

Net income for the year
ended 12/31/06                      -            -            -             -            -           3,431,097         3,431,097

Dividend                            -            -            -             -            -          (3,429,165)       (3,429,165)

Transferred to statutory
reserve                             -            -            -          343,058         -            (343,058)            -
                                ---------  -----------   -----------  ----------   -----------    ------------     -------------
Balance December 31, 2006       27,448,776     733,304        -          824,168       65,137        2,978,931         4,601,540

Issuance of Shares at merger    24,100,000         400         -            -            -               -                   400

Foreign currency
translation adjustments              -            -            -            -         537,361            -               537,361

Net Income for the year
ended 12/31/07                       -            -            -            -            -           13,492,590       13,492,590

Stock based compensation             -            -          420,525        -            -                -              420,525
                                ----------  -----------   -----------  ----------   ----------     ------------    -------------
Balance December 31, 2007       51,548,776   $ 733,704    $  420,525   $ 824,168    $ 602,498      $ 16,471,521    $  19,052,416
                                ==========  ===========   ===========  ==========   ==========     ============    =============

  The accompanying notes are an integral part of these financial statements.

                         CHINA ORGANIC AGRICULTURE, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2007

Note 1 - ORGANIZATION

China Organic Agriculture, Inc. ("CNOA" or "Company") (formerly Industrial Electric Services, Inc. or "IESI") was incorporated on August 5, 2005, in the state of Florida. The Company has several wholly owned subsidiaries. China Organic Agriculture, Ltd. ("COA") was incorporated on August 10, 2006 under the laws of the British Virgin Islands. Jilin Songyuan City ErMaPao Green Rice Ltd ("ErMaPao") was established in 2002 under the laws of the People's Republic of China. COA owns 100% of ErMaPao. Jilin Yutian of Organic Agriculture Co., Ltd ("Yutian") was founded in August 2007 under the laws of the People's Republic of China. It is owned 100% by ErMaPao. Ankang Agriculture (Dalian) Co., Ltd ("Dalian") was founded in January 2008 under the laws of the People's Republic of China. It is owned 100% by Hong Kong Ankang Investments Co., Ltd ("Ankang"). COA owns 100% of Ankang. The Company is engaged in the business of the production, processing, sale, trading and distribution of agricultural products.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements include the accounts of CNOA and its wholly-owned subsidiaries, except that the financials do not include the activities of IESI that occurred prior to the reverse merger as discussed below. These have been prepared in conformity with accounting principles generally accepted in the United States of America and all material intercompany transactions have been eliminated in consolidation. In the opinion of management, the accompanying consolidated financial statements reflect the adjustments considered necessary for a fair presentation of the Company's results as of December 31, 2007 and December 31, 2006, and for the periods then ended.

On March 15, 2007, through a reverse merger, CNOA issued 27,448,776 shares of stock in exchange for all the outstanding shares of COA. Under accounting principles generally accepted in the United States, the share exchange is considered to be a capital transaction in substance, rather than a business combination. Thus the share exchange is equivalent to the issuance of stock by COA for the net monetary assets of CNOA, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the share exchange was identical to that resulting from a reverse acquisition, except no goodwill was recorded. Under reverse takeover accounting, the post comparative historical financial statements issued after the acquisition of the legal acquirer, CNOA, are those of the legal acquiree, COA, which is considered to be the accounting acquirer, and thus represent a continuation of the financial statements of COA. Share and per share amounts stated have been retroactively adjusted to reflect the merger.

Translation Adjustment

As of December 31, 2007 and December 31, 2006, the accounts of China Organic Agriculture, Inc. were maintained, and its financial statements were expressed, in Chinese Renminbi. Such financial statements were translated into U.S. Dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation" ("SFAS No. 52"), with the Chinese Renminbi as the functional currency. According to SFAS No. 52, all assets and liabilities were translated at the current exchange rate, stockholders' equity is translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income," as a component of shareholders' equity. Transaction gains and losses are reflected in the income statement.

                         CHINA ORGANIC AGRICULTURE, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company's operations are carried out in the People's Republic of China ("PRC"). Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, disease and other natural events that could impact rice cultivation, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Adjustments and Reclassifications

Certain prior years' amounts have been adjusted and other amounts reclassified to conform to the current year's presentation. The number of shares retained by the shareholders of CNOA as of the date of the reverse merger with COA has been adjusted to properly reflect those shares as being issued as of the merger date rather than being treated as having been issued retroactively. That adjustment resulted in a reduction in the weighted average number of shares outstanding during 2006 and 2007, and thus increased the 2006 basic and diluted earnings per share from $0.07 to $0.13 and the 2007 basic and diluted earnings per share from $0.26 to $0.29.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves it judges are required for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis. There were no accounts for which a credit reserve was deemed necessary as of December 31, 2007 and December 31, 2006.

                         CHINA ORGANIC AGRICULTURE, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and allowances are made for reducing the carrying value of inventories to market value, if lower. As of December 31, 2007 and December 31, 2006 inventories included finished goods valued at $1,212,104 and $45,645 respectively. Raw material inventories as of December 31, 2007 and December 31, 2006 are valued at $1,963,930 and $390,750, respectively. Expenses included in inventories and in cost of sales include the cost of purchased product, fees paid to the contractors, and any processing fees and packaging costs that may have been incurred in the conversion of the raw rice into the finished product.

Property, Plant & Equipment

Property, plant and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred while additions, renewals and betterments are capitalized. When Property, plant and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of Property, plant and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

             Real property                          20   years
             Machinery & equipment                  5-10 years
             Transportation equipment               5    years

Intangible Assets

In October 2005, the Company purchased land rights which expire in 2032. These intangible assets are amortized using the straight-line method over the term of the land rights. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of our intangible assets are subject to amortization. No impairments of intangible assets have been identified during any of the periods presented.

Long-Lived Assets

Effective January 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS No. 144. SFAS No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2007, there were no significant impairments of its long-lived assets.

                         CHINA ORGANIC AGRICULTURE, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities that qualify as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company's revenue recognition policies are in compliance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104, "Revenue Recognition." Sales revenue is recognized at the date that our customers take delivery of the product at our distribution center when a formal arrangement exists, the price is fixed or determinable, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue. The Company's products are not returnable.

Advertising Costs

The Company expenses advertising costs as incurred. For the year ended December 31, 2007, advertising costs were $38,406. The Company does not provide rebates, slotting fees or cooperative advertising payments to its customers.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Temporary difference between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

Basic and Diluted Earnings per Share

Earnings per share are calculated in accordance with the SFAS No. 128, "Earnings per Share" ("SFAS No. 128"). The basic earnings per share are based upon the weighted average number of common shares outstanding. Dilutive earnings per share are based on the weighted average shares of the common stock outstanding adjusted for the impact of potentially dilutive securities outstanding. The dilutive impact of warrants outstanding as of December 31, 2007 is calculated using the treasury stock method, which treats the warrants as if they were exercised at the date of grant, adjusted for common stock assumed to be repurchased with the proceeds realized upon the exercise of the warrants. As of December 31, 2006, the Company had no dilutive securities outstanding.

                         CHINA ORGANIC AGRICULTURE, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Statement of Cash Flows

In accordance with SFAS No. 95, "Statement of Cash Flows," cash flows from the Company's operations are based upon the local currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts. As a consequence, the Company believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Segment Reporting

SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," requires use of the management approach model for segment reporting. The management approach model is based on how a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. Based on this model, the Company has one segment, the production, processing, and sale of rice.

Recent Accounting Pronouncements

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments." ("SFAS No. 155"). SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS No. 133") and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS No. 140"). SFAS No. 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not believe that its adoption had a material impact on its financial position, results of operations or cash flows.

In March 2006, the FASB issued SFAS Statement No. 156, "Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140," ("SFAS No. 156"). Statement No. 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not believe that its adoption of this new standard had a material impact on its financial position, results of operations or cash flows.

                         CHINA ORGANIC AGRICULTURE, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2007

Note 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (continued)

In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, treatment of interest and penalties, and disclosure of such positions. Effective January 1, 2007, the Company adopted the provisions of FIN 48, as required. As a result of implementing FIN 48, there has been no adjustment to the Company's financial statements and the adoption of FIN 48 did not have a material effect on the Company's consolidated financial statements for the period ended December 31, 2007.

In September, 2006, FASB issued SFAS Statement No. 157, "Fair Value Measurements," ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, as the FASB previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS No. 157 does not require any new fair value measurements. However, for some entities, the application of SFAS No. 157 will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has adapted SFAS No. 157 and has elected not to measure any additional financial assets, liabilities or other items at fair value.

In September 2006, FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)." This Statement improves financial reporting by requiring an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006.

The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The Company believes that the adoption of these standards will have no material impact on its financial statements.

In February 2007, FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115." This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements" ("SFAS No. 160"). This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for the Company's fiscal year beginning October 1, 2009. Management is currently evaluating the effect of this pronouncement on financial statements.

In March 2008, the FASB issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The new standard also improves transparency about the location and amounts of derivative instruments in an entity's financial statements; how derivative instruments and related hedged items are accounted for under Statement 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. Management is currently evaluating the effect of this pronouncement on financial statements.

                         CHINA ORGANIC AGRICULTURE, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2007

Note 3 - PROPERTY, PLANT & EQUIPMENT

As of December 31, 2007 and December 31, 2006, Property, plant & equipment consisted of the following:

                                  12/31/2007          12/31/2006
                                  ---------           ----------

Construction in progress        $    793,557        $         --

Real property                        579,989             579,989

Machinery & equipment                285,959             240,203

Transportation equipment              61,302              48,575
                                ------------        ------------

Total                              1,720,807             868,766

Accumulated depreciation            (215,024)           (147,038)
                                ------------        ------------

Net book value                  $  1,505,783        $    721,728
                                ============        ============

During the year ending December 31, 2007 and December 31, 2006, depreciation expense was $68,986 and $59,863, respectively.

Note 4 - INTANGIBLE ASSETS

As of December 31, 2007 and December 31, 2006, Intangible assets consisted of the following:

                                 12/31/2007         12/31/2006
                                 ---------          ----------

Purchased land rights           $ 3,613,293        $ 3,613,293

Accumulated amortization           (308,517)          (169,073)
                                -----------        -----------
Intangible assets               $ 3,304,776        $ 3,444,220
                                ===========        ===========

During the year ending December 31, 2007 and December 31, 2006, amortization expense was $139,444 and $136,039, respectively.

The original cost of finite-lived intangible assets is $3,613,293 as of June 30, 2008.

The estimated future amortization expenses related to intangible assets as of December 31, 2007 are as follows:

                   2008                   140,112
                   2009                   140,112
                   2010                   140,112
                   2011                   140,112
                   2012                   140,112
             Thereafter                $2,604,216

                         CHINA ORGANIC AGRICULTURE, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2007

Note 5 - COMPENSATED ABSENCES

Regulation 45 of local labor law entitles employees to annual vacation leave after one year of service. In general, all leave must be utilized annually, with proper notification. Any unutilized leave is cancelled.

Note 6 - DUE TO RELATED PARTIES

The Company has become indebted to a stockholder for advances made to third parties on behalf of the Company. As of December 31, 2007, the Company owed $364,865 to this related party. The amount is evidenced by a non-interest bearing promissory note payable upon demand.

During 2005 the Company received advances from related third parties totaling $41,750 which were repaid without interest in 2006.

During 2006 and 2005, the Company utilized office space and office amenities of a related entity. The Company recorded $900 and $3,600, respectively, for this as rent expense.

During the year ended December 31, 2006 the Company sold property and equipment with a net book value of $17,718 to a former shareholder, who assumed debt of $20,740.

The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

Note 7 - INCOME TAXES

The Company is governed by the Income Tax Laws of the PRC. Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax has been at a statutory rate of 33%, which is comprised of 30% national income tax and 3% local income tax. Until December 31, 2007, the Company enjoyed an exemption from this tax because of its involvement in agricultural production and in the PRC Urban Labor and Employment Services Program. As of January 1, 2008, a new tax policy became generally applicable to Chinese enterprises, and hence the Company, wherein the Company became potentially liable for income taxes at a rate of 25% of net income. However, the Company may be exempt from this tax based upon its involvement in the abovementioned employment program, and has applied for the exemption. As of the date hereof, no decision has been received regarding this application. The Company will accordingly accrue and pay this tax on its earnings during Fiscal Year 2008, with the expectation that any payments would be refunded if the Company is allowed the exemption.

The Company collects value-added taxes ("VAT") as required from its customers and is charged VAT on certain of its purchases. The Company excludes the impact of VAT collected and disgorged from its revenues and expenses and remits the net amount to the appropriate government agency.

Note 8 - COMMITMENTS

The Company leases facilities and equipment under operating leases that have expired, but continue on a month to month basis. Rental expenses were $31,585 for the year ended December 31, 2007. The Company has no future minimum obligations as of December 31, 2007.

In May, 2007, China Organic Agriculture Inc. entered into a Fixed Price Standby Equity Distribution Agreement (the "Agreement") with six potential investors (the "Investors"). Pursuant to the Agreement, the Company could, at its discretion, periodically sell to the Investors up to 20 million shares of the Company's common stock for a total purchase price of up to $21 million (a per share purchase price of $1.05 per share). The Investors' obligation to purchase shares of common stock under the Agreement was subject to certain conditions, including the Company's obtaining an effective registration statement for the resale of the common stock sold under the Agreement.

The commitment period under the Agreement was to commence on the earlier to occur of (i) the date that the Registration Statement is declared effective by the Securities and Exchange Commission (the "Effective Date"), or (ii) such earlier date as the Company and the Investors may mutually agree in writing.

The commitment period under the Agreement was to expire on the earliest to occur of (i) the date on which the Investors have purchased an aggregate amount of 20 million shares of common stock under the Agreement, (ii) the date occurring eighteen months after the Effective Date, or (iii) the date the Agreement is earlier terminated as defined in the agreement. No sale or distribution of stock under this Agreement has been made. See Note 13 - Subsequent Events.

In December 2007, the Company entered into a letter of intent to acquire Dalian Baoshi District Huiming Trading Limited ("FTZ"). The Company has tentatively decided to acquire 60% of Dalian Huiming with the purchase price to be paid in cash and stock, with the price and the closing subject to completion of due diligence, negotiations, and documentation. FTZ is engaged in grain procurement, international and domestic trading, wholesale sales, food delivery and logistic services, and its focus includes soybean, corn, and cereal crops, which are major products from the Northeast part of China. FTZ's products are distributed mainly in the provinces of Liaoning, Jilin, Heilongjiang, Sichuan, and Fujian, as well as the cities of Beijing and Shanghai. When completed, the acquisition of FTZ is intended to enable CNOA to have a more fully established distribution channel for its products.

                         CHINA ORGANIC AGRICULTURE, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2007

Note 9 - STATUTORY RESERVE

In accordance with the laws and regulations of the PRC, 10% of the Company's after-tax income is to be allocated to the statutory reserve fund until the balance reaches 50% of registered capital. The Statutory reserve fund is restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. The reserve is not transferable in the form of cash dividends, loans or advances. The reserve is therefore not commonly available for distribution except in liquidation. As of December 31, 2007 and December 31, 2006, the Company had allocated $824,168 to these non-distributable reserve funds. As of December 31, 2007, the statutory reserve fund had exceeded 50% of registered capital and thus no further allocation is required.

Note 10 - PRODUCT MIX AND MAJOR CUSTOMERS

Green rice is rice that has been cultivated under certain standards established by the agricultural agencies of the PRC, including limits and restrictions on the use of synthetic fertilizers. Organic rice is rice produced to the highest of the "green food production environment quality standards." Such rice has to have been cultivated on land previously unused without chemicals or any other non-natural additives in order to preserve the land for future farming.

The Company had only four customers who accounted for more than 10% (11.3%) of revenues during the year ended December 31, 2007. Such customers are as follows:

        Songyuan Shunda Grain and Oil Company           $5,046,893      14.4%
        Songyuan Grain and Oil Company                  $4,399,670      11.7%
        Changchun Qinghai Grain and Oil Company         $4,314,572      11.4%
        Songyuan Tonda Grain and Oil Company            $3,739,177      10.0%

One customer, Songyuan Shunda Grain and Oil Company, accounted for more than 10% (10.8%) of the Company's accounts receivable at December 31, 2007.

The mix of the Company's agricultural product revenue and tonnage for the years ended December 31, 2007 and December 31, 2006 is as follows:

                               2007                             2006
                              ------                           ------
                       Revenue       Units (tons)      Revenue      Units (tons)
                     -----------     ------------    -----------    ------------
Green Rice          $ 35,804,458        49,564      $  3,791,455        8,460
Organic Rice           6,081,268         3,500         4,840,209        3,155
By-Products            2,614,277        23,160           370,681        4,526
                    ------------     ------------    -----------    ------------
Total               $ 44,500,003        76,224      $  9,002,345       16,141
                    ============     ============    ===========    ============

Note 11 - STOCK WARRANTS, OPTIONS AND COMPENSATION

On April 19, 2007, the Company issued a warrant for 350,000 shares with an exercise price of $1.50. The warrants were issued for consulting services to be provided from April 19, 2007 to April 18, 2008. The warrant was exercisable immediately and expires on April 19, 2009. The holder has no voting or dividend rights. No warrants were exercised in 2007.

The Company expensed $420,525, representing the fair value of this warrant, as consulting fees during 2007, the year of vesting. The warrants were valued using the Black-Scholes option-pricing model at the date of granting. The fair value of the warrant was calculated assuming 101% volatility, a term of the warrant of two years, a risk free rate of 2% and a dividend yield of 0%.

Expected volatility is based on the historical volatility of the Company's stock price. The expected term represents the period of time that the warrants remain outstanding. No dividend payments were assumed, as the Company has no plans to declare dividends during the expected term of the warrants. The risk-free rate of return reflects the weighted average interest rate offered for zero coupon treasury bonds over the expected term of the warrants. Based upon this calculation and pursuant to EITF 96-18, the Company recorded a service period expense of $420,525 for the year ended December 31, 2007.

                                                    Exercise
                                      Total          Price ($)    Remaining Life
--------------------------------------------------------------------------------
OUTSTANDING, December 2006                 -
--------------------------------------------------------------------------------
Granted in 2007                      350,000           1.50        475 days
--------------------------------------------------------------------------------
Exercised in 2007                          -
--------------------------------------------------------------------------------
OUTSTANDING, December 2007           350,000
--------------------------------------------------------------------------------

The Company had no outstanding stock options during 2007 or 2006.

                         CHINA ORGANIC AGRICULTURE, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2007

Note 12 - EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share for the years ended December 31:

                                                                                  2007              2006
                                                                               -----------       -----------
Net income for basic and diluted earnings per share                           $ 13,492,590       $ 3,431,097

Weighted average shares of common stock for basic earnings per share            46,662,749        27,448,776

Dilutive effect of stock warrants                                                   67,596                --

Adjusted weighted average shares of common stock for diluted
earnings per share                                                              46,730,345        27,448,776

Basic earnings per share                                                      $       0.29       $      0.13

Diluted earnings per share                                                    $       0.29       $      0.13

Note 13 - SUBSEQUENT EVENTS

On February 6, 2008, the Company committed to issue warrants enabling the purchase of 1,000,000 shares of the Company's stock at a price of $1.39 to its investor relations firm as part of a consulting agreement. The warrants were valued at $943,000 using the Black-Scholes option-pricing model which assumed 135% volatility, a term of the warrant of three years, a risk free rate of 3% and a dividend yield of 0%. These warrants can be exercised through February 6, 2011, and vest in 12 equal quarterly installments beginning in the second quarter of 2008. The consulting expense for these services will be recognized on a straight line basis over the one year period of the related consulting contract.

On February 29, 2008, the Company purchased the assets of Bellisimo Vineyard, a 153-acre operating vineyard located in Sonoma County, California, for $14,750,000. The Company intends to use this property to begin to export wine to China. A portion of the purchase price, $8,515,000, was paid with funds provided by a commercial US lender which was granted a first lien on the property. This mortgage agreement provides for monthly payments over its 20 year term, with an initial interest rate of 7.70%, which is adjusted every four years. The purchase price was also financed by debt of approximately $6,216,000 from a shareholder and a related party, at 4% interest, payable after five years. Bellisimo Vineyard provides small amounts of Merlot, Chardonnay, and Cabernet Sauvignon grapes to wineries each year for both red and white wines. The Company has determined to treat this purchase as an acquisition of real estate.

On March 25, 2008, the Company and the group of six investors mutually agreed to terminate the Fixed Price Standby Equity Distribution Agreement they had entered into in May, 2007. No shares were sold or distributed under the Agreement by, to or among any of the parties, and none of the parties have any rights remaining under the Agreement or arising out of the termination of the Agreement.

Note 12 - EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share for the years ended December 31:

                                                                                  2007              2006
                                                                               -----------       -----------
Net income for basic and diluted earnings per share                           $ 13,492,590       $ 3,431,097

Weighted average shares of common stock for basic earnings per share            46,662,749        27,448,776

Dilutive effect of stock warrants                                                   67,596                --

Adjusted weighted average shares of common stock for diluted
earnings per share                                                              46,730,345        27,448,776

Basic earnings per share                                                      $       0.29       $      0.13

Diluted earnings per share                                                    $       0.29       $      0.13

                         CHINA ORGANIC AGRICULTURE, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2007

Note 13 - SUBSEQUENT EVENTS

On February 6, 2008, the Company committed to issue warrants enabling the purchase of 1,000,000 shares of the Company's stock at a price of $1.39 to its investor relations firm as part of a consulting agreement. The warrants were valued at $943,000 using the Black-Scholes option-pricing model which assumed 135% volatility, a term of the warrant of three years, a risk free rate of 3% and a dividend yield of 0%. These warrants can be exercised through February 6, 2011, and vest in 12 equal quarterly installments beginning in the second quarter of 2008. The consulting expense for these services will be recognized on a straight line basis over the one year period of the related consulting contract.

On February 29, 2008, the Company purchased the assets of Bellisimo Vineyard, a 153-acre operating vineyard located in Sonoma County, California, for $14,750,000. The Company intends to use this property to begin to export wine to China. A portion of the purchase price, $8,515,000, was paid with funds provided by a commercial US lender which was granted a first lien on the property. This mortgage agreement provides for monthly payments over its 20 year term, with an initial interest rate of 7.70%, which is adjusted every four years. The purchase price was also financed by debt of approximately $6,216,000 from a shareholder and a related party, at 4% interest, payable after five years. Bellisimo Vineyard provides small amounts of Merlot, Chardonnay, and Cabernet Sauvignon grapes to wineries each year for both red and white wines. The Company has determined to treat this purchase as an acquisition of real estate.

On March 25, 2008, the Company and the group of six investors mutually agreed to terminate the Fixed Price Standby Equity Distribution Agreement they had entered into in May, 2007. No shares were sold or distributed under the Agreement by, to or among any of the parties, and none of the parties have any rights remaining under the Agreement or arising out of the termination of the Agreement.

                          DALIAN HUIMING INDUSTRY LTD.

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2008

                                TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm                     F-31

Balance Sheet                                                               F-32

Statement of Income                                                         F-33

Statement of Cash Flows                                                     F-34

Statement of Stockholders'  Equity                                          F-35

Notes to Financial Statements                                        F-36 - F-45

MORGENSTERN, SVOBODA, & BAER, CPA's, P.C.

CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: MSBCPAS@GMAIL.COM

Board of Directors and Stockholders of
China Organic Agriculture, Inc.

We have reviewed the accompanying consolidated balance sheets of China Organic Agriculture, Inc. as of September 30, 2008 and the consolidated statements of operations for the three and nine months ended September 30, 2008 & 2007 and consolidated statements of cash flows and shareholders' equity for the nine months then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of China Organic Agriculture, Inc. as of December 31, 2007 and the related consolidated statements of income, retained earnings and comprehensive income, and consolidated statements of cash flows for the year then ended; and in our report dated March 26, 2008, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2007, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


/s/ Morgenstern, Svoboda & Baer, CPAs, P.C.
Certified Public Accountants

New York, NY
November 4, 2008

                         CHINA ORGANIC AGRICULTURE, INC.
                           CONSOLIDATED BALANCE SHEET
                    SEPTEMBER 30, 2008 AND DECEMBER 31, 2007

                             Assets                                9/30/2008     12/31/2007
                                                                  (Unaudited)     (Audited)
                         Current Assets
Cash and cash equivalents                                         $ 2,620,021    $ 9,697,793
Accounts receivable, net                                           46,894,670      1,924,080
Inventory                                                           1,236,329      3,176,034
Acquisition deposits                                               13,260,561             --
Other receivables and prepayments                                   2,383,454        355,010
                                                                  -----------    -----------
Total Current Assets                                               66,395,035     15,152,917
                                                                  -----------    -----------
Property, plant & equipment, net                                   15,934,659      1,505,783
Mortgage costs - net                                                  145,663             --
Intangibles, net                                                    3,188,691      3,304,776
                                                                  -----------    -----------
Total Assets                                                      $85,664,048    $19,963,476
                                                                  ===========    ===========

              LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Mortgages payable - current                                       $   195,075    $        --
Accounts payable and accrued expenses                              33,789,776        431,388
Due to related party                                                3,359,505        364,865
Taxes payable                                                       3,366,949        114,807
                                                                  -----------    -----------
Total Current Liabilities                                          40,711,305        911,060
                                                                  -----------    -----------
Long Term Debt
Mortgages payable - net of current                                  8,212,858             --
Note Payable - related party                                               --             --
                                                                  -----------    -----------
Total Long-term debt                                                8,212,858             --
                                                                  -----------    -----------

Total Liabilities                                                  48,924,163        911,060

Stockholders' Equity

Preferred stock, par value, $0.001 per share 20,000,000 shares
authorized, none outstanding                                               --             --
Common stock,  par value, "nil" 1,000,000,000 shares
authorized,  73,157,232 and 51,548,776 issued and outstanding for the period as at September 30, 2008 and December 31, 2007
respectively                                                        7,648,410        733,704
Additional paid in capital                                            852,429        420,525
Statutory reserves                                                    824,168        824,168
Other comprehensive income                                          1,829,999        602,498
Retained earnings                                                  25,584,879     16,471,521
                                                                  -----------    -----------
Total Stockholders' Equity                                         36,739,885     19,052,416
                                                                  -----------    -----------
Total Liabilities and Stockholders' Equity
                                                                  $85,664,048    $19,963,476
                                                                  ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                         CHINA ORGANIC AGRICULTURE, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                  THREE MONTHS ENDED SEPTEMBER 30    NINE MONTHS ENDED SEPTEMBER 30
                                  -------------------------------    ------------------------------
                                       2008             2007             2008             2007
Sales                              $ 47,225,767     $ 22,370,228     $ 58,449,653     $ 28,804,210

Cost of sales                        35,886,122       14,825,974       43,924,262       18,676,637
                                   ------------     ------------     ------------     ------------
Gross profit                         11,339,645        7,544,254       14,525,391       10,127,573

Selling, general and
administrative expenses                 625,218          318,441        1,923,255          504,915
                                   ------------     ------------     ------------     ------------
Income from operations               10,714,427        7,225,813       12,602,136        9,622,658

Gain on debt conversion                 432,169               --          432,169               --
Other (expense)/income                       --            2,305          (35,124)           5,120
  Interest expense                      (83,460)            (103)        (380,422)            (103)
  Interest income                            --               --           26,329               --
                                   ------------     ------------     ------------     ------------
Income before income taxes           11,063,136        7,228,015       12,645,088        9,627,675

Provision for income taxes            2,804,192               --        3,531,730               --
                                   ------------     ------------     ------------     ------------
Net income                         $  8,258,944     $  7,228,015     $  9,113,358     $  9,627,675
                                   ============     ============     ============     ============

Basic weighted average shares        57,655,514       51,548,776       53,599,214       45,083,771
Diluted weighted average shares      59,005,514       51,548,776       54,814,178       45,083,771

Earnings per share of common
stock:

  Basic                            $       0.14     $       0.14     $       0.17     $       0.21
  Diluted                          $       0.14     $       0.14     $       0.17     $       0.21
                                   ============     ============     ============     ============

Other Comprehensive Income
Net Income                         $  8,258,944     $  7,228,015     $  9,113,358     $  9,627,675
                                   ============     ============     ============     ============
Other Comprehensive Income
     Foreign Currency
     Translation Adjustment             329,089            7,551        1,227,501           51,094
                                   ------------     ------------     ------------     ------------
Net Comprehensive Income           $  8,588,033     $  7,235,566     $ 10,340,859     $  9,678,769
                                   ============     ============     ============     ============

   The accompanying notes are an integral part of these financial statements.

                         CHINA ORGANIC AGRICULTURE, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                NINE MONTHS ENDED SEPTEMBER 30
                                                                ------------------------------
                                                                     2008             2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                      $  9,113,358     $  9,627,675
Adjustments to reconcile net income to net cash
provided by operating activities:
  Gain of debt conversion                                           (432,169)              --
  Stock based compensation                                           557,485               --
  Depreciation and amortization                                      290,664          137,836
(Increase) / decrease in assets:
  Accounts receivables                                           (43,307,234)      (3,552,555)
  Inventory                                                        2,088,045       (3,895,766)
  Other current assets                                           (13,483,167)        (673,972)
  Other receivable and prepayment                                 (2,045,597)              --
Increase / (decrease) in current liabilities:
  Accounts payable and accrued expenses                           32,178,847         (653,786)
  Due to related party                                             1,325,515               --
  Taxes payable                                                    3,137,334          (47,379)
                                                                ------------     ------------
Net cash provided (used) by operating activities                 (10,576,919)         942,053
                                                                ------------     ------------

CASH FLOWS USED BY INVESTING ACTIVITIES
  Purchase of property & equipment                               (14,599,080)        (344,845)

CASH FLOWS FROM FINANCING  ACTIVITIES
Proceed of loan                                                           --        2,056,529
Mortgage payable (net of mortgage costs and repayments)            8,257,895               --
Advance from related party                                         9,016,000               --
                                                                ------------     ------------
Net cash provided by Financing Activities                         17,273,895        2,056,529
                                                                ------------     ------------

Effect of exchange rate changes on cash and cash equivalents         824,332           26,695

                                                                ------------     ------------
Net change in cash and cash equivalents                           (7,077,772)       2,680,432
                                                                ------------     ------------

Cash and cash equivalents, beginning balance                       9,697,793          316,061
                                                                ------------     ------------
Cash and cash equivalents, ending balance                       $  2,620,021     $  2,996,493
                                                                ============     ============
SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
  Income tax payments                                           $    279,588               --
                                                                ------------     ------------
  Interest payments                                             $    380,422               --
                                                                ------------     ------------

Non Cash Transaction
Debt converted to equity                                        $  6,216,000
                                                                ------------     ------------

   The accompanying notes are an integral part of these financial statements.

                        CHINA ORGANIC AGRICULTURE, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 (Unaudited)

                                                    Additional
                            Common Stock              Paid
                                                   In Capital-                     Other
                       Number of                  contribution     Statutory    Comprehensive    Retained
                        Shares         Amount     from warrants     Reserves       Income        Earnings     Total Equity
                     -----------    -----------   -------------   -----------   -------------   -----------   ------------
Balance
December
31, 2007              51,548,776    $   733,704    $   420,525    $   824,168    $   602,498    $16,471,521    $19,052,416
                     ===========    ===========    ===========    ===========    ===========    ===========    ===========

Foreign currency
translation
adjustments                                                                        1,227,501                     1,227,501

Debt conversion       21,608,456      6,914,706                                                                  6,914,706

Net income for
the period ended
9/30/08                                                                                           9,113,358      9,113,358
Stock based
compensation                                           431,904                                                     431,904
                     -----------    -----------    -----------    -----------    -----------    -----------    -----------
Balance September
30, 2008              73,157,232    $ 7,648,410    $   852,429    $   824,168    $ 1,829,999    $25,584,879    $36,739,885
                     ===========    ===========    ===========    ===========    ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                         CHINA ORGANIC AGRICULTURE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

Note 1 - ORGANIZATION

China Organic Agriculture, Inc. ("CNOA" or "Company") (formerly Industrial Electric Services, Inc.) ("IESI") was incorporated on August 5, 2005, in the state of Florida. Until September 30, 2008, the Company had five wholly owned subsidiaries. China Organic Agriculture, Ltd. ("COA") was incorporated on August 10, 2006 under the laws of the British Virgin Islands. Jilin Songyuan City ErMaPao Green Rice Ltd ("ErMaPao") was established in 2002 under the laws of the People's Republic of China. COA owns 100% of ErMaPao. Jilin Yutian of Organic Agriculture Co., Ltd ("Yutian") was founded in August 2007 under the laws of the People's Republic of China. It is owned 100% by ErMaPao. Ankang Agriculture (Dalian) Co., Ltd ("Dalian") was founded in January 2008 under the laws of the People's Republic of China. It is owned 100% by Hong Kong Ankang Investments Co., Ltd ("Ankang"). COA owns 100% of Ankang. Until the end of September 2008, the Company, through ErMaPao, was engaged mainly in the business of the production, processing and sale of rice. On September 29, 2008, the Company sold its interest in ErMaPao to Bothven Investments Limited, in a transaction which was completed October 7, 2008. It also consummated its acquisition of Dalian Huiming Industry on October 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements include the accounts of CNOA and its wholly-owned subsidiaries, except that the financials do not include the activities of IESI that occurred prior to the reverse merger as discussed below. These have been prepared in conformity with accounting principles generally accepted in the United States of America and all material intercompany transactions have been eliminated in consolidation. In the opinion of management, the accompanying consolidated financial statements reflect the adjustments considered necessary for a fair presentation of the Company's results as of September 30, 2008 and 2007, and for the period then ended.

On March 15, 2007, CNOA, through a reverse merger, issued 27,448,776 shares of stock in exchange for all the outstanding shares of COA. Under accounting principles generally accepted in the United States, the share exchange is considered to be a capital transaction in substance, rather than a business combination. Thus the share exchange is equivalent to the issuance of stock by COA for the net monetary assets of CNOA, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the share exchange was identical to that resulting from a reverse acquisition, except no goodwill was recorded. Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the legal acquirer, CNOA, are those of the legal acquiree, COA, which is considered to be the accounting acquirer, and thus represent a continuation of the financial statements of COA. Share and per share amounts stated have been retroactively adjusted to reflect the merger.

                         CHINA ORGANIC AGRICULTURE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Translation Adjustment

As of September 30, 2008 and December 31, 2007, the accounts of China Organic Agriculture, Inc. were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi. Such financial statements were translated into U.S. Dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation" ("SFAS No. 52"), with the Chinese Yuan Renminbi as the functional currency. According to SFAS No. 52, all assets and liabilities were translated at the current exchange rate, stockholders' equity is translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income," as a component of shareholders' equity. Transaction gains and losses are reflected in the income statement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, disease and other natural events that could impact rice cultivation, limited operating history, foreign currency exchange rates and the volatility of public markets.

Principals of consolidation

The consolidated financial statements include the accounts of China Organic Agriculture, Inc, and its wholly owned subsidiaries: China Organic Agriculture, Ltd., Jilin Songyuan City Ermapao Green Rice Ltd., Jilin Yutian of Organic Agriculture Co., Ltd., Ankang Agriculture (Dalian) Co., Ltd., and Hong Kong Ankang Investments Co., Ltd. collectively referred to herein as the Company. All material inter-company accounts, transactions and profits have been eliminated in consolidation.

Reclassification

Certain amounts in the 2007 financial statements were reclassified to conform to the 2008 presentation.

                         CHINA ORGANIC AGRICULTURE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Contingencies

Certain conditions may exist as of the date the financial statements are issued which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves it judges are required for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis. There were no doubtful accounts as of September 30, 2008 and December 31, 2007.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and allowances are made for writing down their inventories to market value, if lower. As of September 30, 2008 and December 31, 2007 inventory consisted of finished goods valued at $14,226 and $1,212,104 respectively. Raw material inventories as of September 30, 2008 and December 31, 2007 are valued at $1,222,103 and $ 1,963,930, respectively. Expenses that are included in inventory and in cost of sales include the cost of purchased product, fees paid to the contractors, and any processing fees and packaging costs that may have been incurred in the preparation of the raw rice into the finished product.

                         CHINA ORGANIC AGRICULTURE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, Plant & Equipment

Property, plant and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred while additions, renewals and betterments are capitalized. When property, plant and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of Property, plant and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

      Real property                                          20-40 years
      Machinery & equipment                                  5-10 years
      Transportation equipment                                 5 years

Intangible Assets

In October 2005, the Company purchased land rights which expire in 2032. These intangible assets are amortized using the straight-line method over the term of the land rights. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of our intangible assets are subject to amortization. No impairments of intangible assets have been identified during any of the periods presented.

Long-Lived Assets

Effective January 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS No. 144. SFAS No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of September 30, 2008, there were no significant impairments of its long-lived assets.

Fair Value of Financial Instruments

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities that qualify as financial instruments are a reasonable estimate of fair value.

                         CHINA ORGANIC AGRICULTURE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin No. 104, "Revenue Recognition." Sales revenue is recognized at the date that our customers take delivery of the product at our distribution center when a formal arrangement exists, the price is fixed or determinable, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue. The Company's products are not returnable.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Advertising Costs

The Company expenses advertising costs as incurred. For the three months and nine months ending September 30, 2008, advertising costs were $0 and $4,189, respectively.

Basic and Diluted Earnings per Share

Earnings per share are calculated in accordance with the SFAS No. 128, "Earnings per Share" ("SFAS No. 128"). The basic earnings per share are based upon the weighted average number of common shares outstanding. Dilutive earnings per share are based on the weighted average shares of the common stock outstanding adjusted for the impact of potentially dilutive securities outstanding. The dilutive impact of warrants outstanding as of September 30, 2008 is calculated using the treasury stock method, which treats the warrants as if they were exercised at the date of grant, adjusted for common stock assumed to be repurchased with the proceeds realized upon the exercise of the warrants.

Statement of Cash Flows

In accordance with SFAS No. 95, "Statement of Cash Flows," cash flows from the Company's operations are based upon the local currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

                         CHINA ORGANIC AGRICULTURE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified base of customers in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts. As a consequence, the Company believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Segment Reporting

SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," requires use of the management approach model for segment reporting. The management approach model is based on how a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. Based on this model, the Company has three segments. Ankang is the segment for the trading of agricultural products; ErMaPao is the one for rice production and processing; and Bellisimo Vineyard is the segment for wine production.

Interim Financial Statements

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2008 and 2007 have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these interim financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2007 audited financial statements. The results of operations for the periods ended September 30, 2008 and 2007 are not necessarily indicative of the operating results for the full year.

                         CHINA ORGANIC AGRICULTURE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements" ("SFAS No. 160"). This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for the Company's fiscal year beginning October 1, 2009. Management is currently evaluating the effect of this pronouncement on financial statements.

In February 2007, FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115." This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company has evaluated the effect of this pronouncement on financial statements and no effect noted.

In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities ("SFAS 161"), which is effective January 1, 2009. SFAS 161 requires enhanced disclosures about derivative instruments and hedging activities to allow for a better understanding of their effects on an entity's financial position, financial performance, and cash flows. Among other things, SFAS 161 requires disclosures of the fair values of derivative instruments and associated gains and losses in a tabular formant. SFAS 161 is not currently applicable to the Company since the Company does not have derivative instruments or hedging activity.

On May 8, 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 162, The Hierarchy of Generally Accepted Accounting Principles, which will provide framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles
(GAAP) for nongovernmental entities. With the issuance of SFAS No. 162, the GAAP hierarchy for nongovernmental entities will move from auditing literature to accounting literature. The Company is currently assessing the impact of SFAS No. 162 on its financial position and results of operations.

Note 3 - ACQUISITION DEPOSITS

The Company has made a deposit of $10,642,609 to a bank account jointly controlled by it and the shareholders of Dalian Huiming Industry Ltd ("Dalian") in anticipation of closing the Company's previously announced acquisition of 60% of the shares of Dalian, as discussed in footnote 11. In addition the Company has deposited approximately $2,617,952 with the Huanyatong Investment Co., Ltd in anticipation of further investment and acquisition activity.

                         CHINA ORGANIC AGRICULTURE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

Note 4 - PROPERTY, PLANT & EQUIPMENT

As of September 30, 2008 and December 31, 2007, Property, plant & equipment consisted of the following:

                                                9/30/2008           12/31/2007

Construction in progress                      $    825,584         $    793,557

Land                                             7,040,992                   --

Real property                                    8,069,222              579,989

Machinery & equipment                              322,787              285,959

Transportation equipment                            61,302               61,302
                                              ------------         ------------

Total                                           16,319,887            1,720,807

Accumulated depreciation                          (385,228)            (215,024)
                                              ------------         ------------

Net book value                                $ 15,934,659         $  1,505,783
                                              ============         ============

During the nine month periods ending September 30, 2008 and September 30, 2007, depreciation expense was $170,204 and $34,148, respectively.

On February 29, 2008, the Company purchased the assets of the Bellisimo Vineyard, a 153-acre operating vineyard located in Sonoma County, California, for $14,750,000. This purchase price was allocated to the following asset categories:

Real property                                                        $ 7,489,233

Land                                                                   7,040,992

Machinery, equipment & others                                             32,595
                                                                     -----------

Total                                                                $14,562,820
                                                                     ===========

The Company has determined to treat this purchase as an acquisition of real estate.

                         CHINA ORGANIC AGRICULTURE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

Note 5 - INTANGIBLE ASSETS

As of September 30, 2008 and December 31, 2007, Intangible assets consisted of the following:

                                                9/30/2008            12/31/2007
                                               -----------          -----------

Purchased land rights                          $ 3,613,293          $ 3,613,293

Accumulated amortization                          (424,602)            (308,517)
                                               -----------          -----------

Intangible assets                              $ 3,188,691          $ 3,304,776
                                               ===========          ===========

During the nine month periods ending September 30, 2008 and September 30, 2007, amortization expense was $116,085 and $103,687, respectively.

The original cost of finite-lived intangible assets is $3,613,293 as of September 30, 2008.

The estimated future amortization expenses related to intangible assets as of September 30, 2008 are as follows:

                2009                                         152,996
                2010                                         152,996
                2011                                         152,996
                2012                                         152,996
                2013                                         152,996
          Thereafter                                       $2,423,711

Note 6 - COMPENSATED ABSENCES

Regulation 45 of local labor law entitles employees to annual vacation leave after one year of service. In general, all leave must be utilized annually, with proper notification. Any unutilized leave is cancelled.

Note 7 - DUE TO RELATED PARTIES

The Company has become indebted to a related party for advances made to third parties on behalf of the Company. As of Septembers 30, 2008 and December 31, 2007 the Company owed $559,505 and $364,865 respectively to such stockholder. The amount is evidenced by a non-interest bearing promissory note payable upon demand. The Company also owes $2,800,000 to two affiliates of a shareholder which is payable on demand.

                         CHINA ORGANIC AGRICULTURE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

Note 8 - MORTGAGES PAYABLE

As discussed in Note 4, in February 2008 the Company purchased the assets of the Bellisimo Vineyard. This was in part financed by a mortgage funded by Trans America Life insurance Company in the amount of $8,515,000. This mortgage is amortized monthly over a 20 years term, with an interest rate initially set at 7.70%, with rate adjustments every four years. The long-term and short-term amounts pertaining to this mortgage as of September 30, 2008 were $8,212,858 and $ 195,075, respectively.

Note 9 - NOTE PAYABLE - RELATED PARTY

On February 25, 2008, the Company obtained funding from a shareholder and related party in the amount of $6,216,000.

On September 4, 2008, China Organic Agriculture, Inc. (the "Company") issued 18,282,353 shares, representing approximately 25 %, of its outstanding common stock, to Xirong Xu in exchange for the surrender and cancellation of its promissory note in the principal amount of $ 6,216,000 issued in connection with the acquisition of the Bellisimo Vineyard in February 29 2008.

On September 4, 2008, the Company issued 3,326,103 shares, representing approximately 4.5% of its outstanding common stock, to First Capital Limited in exchange for the surrender and cancellation of its promissory note in the principal amount of $ 1,130,875. The indebtedness evidenced by this note represents amounts advanced to pay accounts payable. Xirong Xu is the principal and sole director of First Capital Limited.

The conversion rate for each transaction, $0.32 per share, represents a slight discount to the 30 day average share price of the common stock.

Xirong Xu and First Capital Limited are accredited investors within the meaning of Rule 501 (a) of Regulation D under the Securities Act. The shares were issued pursuant to exemptions from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and in the case of Xirong Xu, Regulation S under the Securities Act.

Note 10 - INCOME TAXES

The Company is governed by the Income Tax Laws of the People's Republic of China ("PRC"). Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (EIT) is now at a statutory rate of 25%. Until December 31, 2007, the Company enjoyed an exemption from this tax because of its involvement in agricultural production and in the PRC Urban Labor and Employment Services Program. As of January 1, 2008, a new tax policy became generally applicable to Chinese enterprises, and hence the Company, wherein the Company became potentially liable for income taxes at the 25% rate.

                         CHINA ORGANIC AGRICULTURE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

Note 11 - COMMITMENTS

The Company leases facilities and equipment under operating leases that have expired, but continue on a month to month basis. Rental expenses were $17,094 for the nine months ended September 30, 2008. The Company has no future minimum obligations as of September 30, 2008.

On September 30, 2008, the Company entered into a Share Purchase Agreement (the "Agreement") dated as of September 29, 2008, with Peng Huang, Xinbo Huang, and Reilong Group, the shareholders of all of the outstanding capital stock of Dalian Huiming Industry Ltd. ("Dalian Huiming") (each, a "Shareholder" and, collectively, the "Shareholders"). The Company's previously announced plan to acquire 60% of the outstanding shares of Dalian Huiming was completed on October 31, 2008, when consideration of an aggregate of US$10,600,000 was paid to the Shareholders, each of whom transferred to the Company 60% of his or its shares of Dalian Huiming, for an aggregate 60% of the shares outstanding.

On September 30, 2008, the Company entered into a Stock Transfer Agreement with Bothven Investments Limited ("Bothven"), pursuant to which the Company agreed to sell to Bothven all of the shares of its subsidiary, Jilin Songyuan City ErMaPao Green Rice Limited ("ErMaPao"), for consideration of US $8,700,000. The sale was completed on October 7, 2008.

Note 12 - STATUTORY RESERVE

In accordance with the laws and regulations of the PRC, 10% of the Company's after-tax income is to be allocated to the statutory reserve fund until the balance reaches 50% of registered capital. The Statutory reserve fund is restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. The reserve is not transferable in the form of cash dividends, loans or advances. The reserve is therefore not commonly available for distribution except in liquidation. As of September 30, 2008 and December 31, 2007, the Company had allocated $824,168 to these non-distributable reserve funds. As of December 31, 2007, the statutory reserve fund had exceeded 50% of registered capital and thus no further allocation is required.

Note 13 - PRODUCT MIX AND MAJOR CUSTOMERS

                                                 NINE MONTHS ENDED SEPTEMBER 30
                                                --------------------------------
                                                   2008                  2007
Resale of Rice                                  46,433,058                    --
Green Rice                                      10,002,185            23,469,386
Organic Rice                                     1,659,805             4,124,918
Green Paddy                                        187,636                    --
Rice Byproducts                                    166,969             1,209,906
                                                ----------            ----------

Total                                           58,449,653            28,804,210
                                                ==========            ==========

Green rice is rice that has been cultivated under certain standards established by the agricultural agencies of the PRC, including limits and restrictions on the use of synthetic fertilizers. Organic rice is rice produced to the highest of the "green food production environment quality standards." Cultivation of such rice must occur on primitive land and should involve no chemicals or any other non-natural additives in order to preserve the land for future farming.

The Company had two customers who accounted for more than 92% of revenues during the nine months ended September 30, 2008. Two customers accounted for more than 98% of the Company's accounts receivable at September 30, 2008. Three vendors accounted for almost 100% of accounts payable at September 30, 2008. Three vendors accounted for almost 100% of the Company's purchases for the period ending September 30, 2008.

The Company had no customer who individually accounted for more than 10% of revenues during the nine months ended September 30, 2007. No customer accounted for more than 10% of the Company's accounts receivable at September 30, 2007.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2007

                                TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm                     F-48

 Balance Sheets                                                             F-49

 Statements of Income                                                       F-50

 Statements of Cash Flows                                                   F-51

 Statements of Stockholders'  Equity                                        F-52

Notes to Financial Statements                                        F-53 - F-62

MORGENSTERN, SVOBODA & BAER, CPA's, P.C.

CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: MORGENCPA@CS.COM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Dalian F.T.Z Huiming Trade Co., Ltd

We have audited the accompanying balance sheets of Dalian F.T.Z Huiming Trade Co., Ltd as of December 31, 2007 and 2006, and the related statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2007. Dalian F.T.Z Huiming Trade Co., Ltd's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that out audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dalian F.T.Z Huiming Trade Co., Ltd as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.


Morgenstern, Svoboda & Baer CPA's P.C.
Certified Public Accountants

New York, N.Y.
April 10, 2008

--------------------------------------------------------------------------------
                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                                 BALANCE SHEETS
                  AS OF DECEMBER 31, 2007 AND DECEMBER 31,2006
================================================================================

                                   ASSETS                                        12/31/2007               12/31/2006
Current Assets
Cash and cash equivalents                                                       $    34,828              $   736,032
Accounts receivable, net                                                          8,608,600                6,520,830
Other receivable                                                                    389,427                  240,550
Inventory                                                                         5,770,841                8,181,794
Trade deposits                                                                      988,484                1,064,289
Prepaid expenses and taxes                                                               --                  410,112
                                                                                -----------              -----------
Total Current Assets                                                             15,792,180               17,153,607

Property & equipment, net                                                             1,104                      118
                                                                                -----------              -----------
Total Assets                                                                    $15,793,284              $17,153,725
                                                                                ===========              ===========

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Notes payable                                                                   $ 1,165,182              $ 3,842,705
Accounts payable and accrued expenses                                             5,017,807                6,851,945
Customer deposits                                                                 1,457,807                       --
Income tax payable                                                                  202,474                  180,669
Due to related parties                                                            2,016,196                3,031,387
Other payables                                                                      468,814                  787,242
                                                                                -----------              -----------
Total Current Liabilities                                                        10,328,280               14,693,948
                                                                                -----------              -----------

Stockholders' Equity


Registered capital                                                                1,865,040                1,865,040
Statutory reserve                                                                   502,697                   92,538
Other comprehensive income                                                          329,039                   61,310
Retained earnings                                                                 2,768,228                  440,889
                                                                                -----------              -----------
Total Stockholders' Equity                                                        5,465,004                2,459,777
                                                                                -----------              -----------
Total Liabilities and Stockholders' Equity                                      $15,793,284              $17,153,725
                                                                                ===========              ===========

   The accompanying notes are an integral part of these financial statements.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                              STATEMENTS OF INCOME
                   FOR YEARS ENDING DECEMBER 31, 2007 AND 2006

                                                                          2007               2006
                                                                      ------------       ------------
Sales, net                                                            $ 40,249,147       $ 24,480,297

Cost of sales                                                           34,620,384         22,359,362
                                                                      ------------       ------------
Gross profit                                                             5,628,763          2,120,935

General and administrative expenses                                      1,115,642            674,542
                                                                      ------------       ------------
Income from operations                                                   4,513,121          1,446,393
                                                                      ------------       ------------

Other (Income) Expense
Interest (income)                                                           (4,162)           (31,180)
Interest expense                                                           431,015            648,440
Other expense                                                                  450            320,046
                                                                      ------------       ------------
Total Other (Income) Expense                                               427,303            637,306
                                                                      ------------       ------------
Income before income taxes                                               4,085,818            809,087

Provision for income taxes                                               1,348,320            266,999
                                                                      ------------       ------------
Net income                                                            $  2,737,498       $    542,088
                                                                      ============       ============

                        Statement of Comprehensive Income

Net income                                                            $  2,737,498            542,088
Foreign currency translation adjustment                                    267,729             61,310
                                                                      ------------       ------------
Comprehensive income                                                  $  3,005,227       $    603,398
                                                                      ============       ============

   The accompanying notes are an integral part of these financial statements.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                            STATEMENTS OF CASH FLOWS
                   FOR YEARS ENDED DECEMBER 31, 2007 AND 2006

                                                                                   2007                    2006
                                                                                -----------             -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                                                      $ 2,737,498             $   542,088
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation                                                                            388                     137
Provision for bad debts                                                               7,060                  30,752
(Increase) / decrease in assets:

Accounts receivables                                                             (2,094,830)             (2,945,441)
Inventory                                                                         2,410,953              (4,224,582)
Prepaid expense                                                                     410,112                (358,909)
Other receivable and advances                                                       (73,072)              5,264,149
Increase / (decrease) in current liabilities:
Accounts payable and accrued expenses                                            (1,834,138)              2,287,750
Customer deposits                                                                 1,457,807                      --
Due to related parties                                                           (1,015,191)             (3,031,387)
Other payables                                                                     (318,428)               (609,074)
Income taxes payable                                                                 21,805                 180,669
                                                                                -----------             -----------
Total Adjustments                                                                (1,027,534)             (3,405,936)
                                                                                -----------             -----------

Net cash provided/(used) by operating activities                                  1,709,964              (2,863,848)
                                                                                -----------             -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property & equipment                                                     (1,374)                     --

                                                                                -----------             -----------
Net cash used by investing activities                                                (1,374)                     --
                                                                                -----------             -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Notes payable, net                                                               (2,677,523)             (2,382,394)

                                                                                -----------             -----------

Net cash  used by financing activities                                           (2,677,523)             (2,382,394)
                                                                                -----------             -----------

Effect of exchange rate changes on cash and cash equivalents                        267,729                  61,310

Net change in cash and cash equivalents                                            (701,204)             (5,184,932)
Cash and cash equivalents, beginning balance                                        736,032               5,920,964
                                                                                -----------             -----------
Cash and cash equivalents, ending balance                                       $    34,828             $   736,032
                                                                                ===========             ===========

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments                                                             $ 1,326,515             $    64,525
                                                                                ===========             ===========
Interest payments                                                               $   431,015             $   348,440
                                                                                ===========             ===========

   The accompanying notes are an integral part of these financial statements.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                        STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

                                             Other                                           Total
                           Registered    Comprehensive   Statutory        Retained       Stockholders'
                            Capital          Income       Reserve         Earnings           Equity
                         ------------  ---------------  -----------  -----------------  --------------
Balance December 31,     $  1,865,040  $       -        $    -       $        (8,661)   $    1,856,379
2005
Foreign currency
translation adjustments                         61,310                                          61,310
Transfer to statutory
reserve                                                      92,538          (92,538)         -
Income for the year
end December 31, 2006                                                        542,088           542,088
                         ------------  ---------------  -----------  ---------------    --------------
Balance December 31,
2006                        1,865,040           61,310       92,538          440,889         2,459,777
                         ------------  ---------------  -----------  ---------------    --------------
Foreign currency                               267,729                                         267,729
translation adjustments
Transfer to statutory
reserve                                                     410,159         (410,159)            -
Income for the yrear
ended December 31, 2007                                                    2,737,498         2,737,498
                         ------------  ---------------  -----------  ---------------    --------------
Balance December 31,
2007                     $  1,865,040  $       329,039  $   502,697  $     2,768,228    $    5,465,004
                         ============  ===============  ===========  ===============    ==============

    The accompanying notes are an integral part of these financial statements

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

Note 1 - ORGANIZATION

Dalian F.T.Z. Huiming Trade Co., LTD (the "Company") obtained its business license on July 31, 2001. The Company is in the business of international and domestic trade in the purchase and wholesale distribution of grain, principally, corn, soybeans and wheat. As of December 31, 2007, the owners are Mr. Peng Huang (46.7%), Mr. Xinbo Huang (3.9%), and Reilong Group (49.4%).


Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Renminbi, however the accompanying consolidated financial statements have been translated and presented in United States Dollars.

Translation Adjustment

As of December 31, 2007 and December 31, 2006, the accounts of the Company were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi ("CNY"). Such financial statements were translated into U.S. Dollars ("USD") in accordance with Statement of Financial Accounts Standards No. 52, "Foreign Currency Translation" ("SFAS No. 52"), with the CNY as the functional currency. According to SFAS No. 52, all assets and liabilities were translated at the current exchange rate, stockholders equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income," as a component of shareholders' equity. Transaction gains and losses are reflected in the income statement.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $25,603 and $30,752 as at December 31, 2007 and December 31, 2006, respectively.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of December 31, 2007 and December 31, 2006 inventory consisted of finished goods valued at $ 5,770,891 and $ 8,181,794 respectively.

Property, Plant & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

                Office Equipment           5 years

As of December 31, 2007 and 2006 Property, Plant & Equipment consist of the following:

                                                   2007               2006
                                                   ----               ----

                Office equipment                $     2,096       $        722
                                                -----------       ------------

                Accumulated depreciation               (992)              (604)
                                                -----------       ------------
                                                $     1,104       $        118
                                                ===========       ============

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS
144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2007 there were no significant impairments of its long-lived assets.

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin ("SAB") 104, "Revenue Recognition." Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Stock-Based Compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company collects value-added taxes ("VAT") as required from its customers and is charged VAT on certain of its purchases. The Company excludes the impact of VAT collected and disgorged from its revenues and expenses and remits the net amount to the appropriate government agency.

Statement of Cash Flows

In accordance with SFAS No. 95, "Statement of Cash Flows," cash flows from the Company's operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Segment Reporting

Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information," requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Recent Accounting Pronouncements

On February 16, 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments." SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 155 permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140." SFAS No. 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In September, 2006, FASB issued SFAS No. 157, "Fair Value Measurements." This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)" ("SFAS No. 158"). SFAS No. 158 improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded statues in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements.

      a.    A brief description of the provisions of this Statement
      b.    The date that adoption is required
      c. The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008.

The Company believes that the adoption of these standards will have no material impact on its financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 ("SAB 108"). SAB 108 was issued to provide interpretive guidance on how the effects of the carryover reversal of prior year misstatements should be considered in quantifying a current year misstatement. The provisions of SAB 108 are effective for the Company for its December 31, 2006 year-end. The adoption of SAB 108 had no impact on the Company's consolidated financial statements.

In February, 2007, FASB issued SFAS 159, `The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115." This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The management is currently evaluating the effect of this pronouncement on financial statements.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2007

Note 3 - TRADE & CUSTOMER DEPOSITS

Advance to suppliers represents payments to suppliers for payments of finished goods. As of December 31, 2007 and December 31, 2006, the Company had paid $988,484 and $1,064,289, respectively, as advances to suppliers. Deposits from customers represent advances from customers for purchases. As of December 31, 2007 and 2006, the Company had received $1,457,807 and $0, respectively.

Note 4- NOTES PAYABLE

The following summarizes the notes payable as of December 31, 2007 and December 31, 2006.

                                                        12/31/07     12/31/06
                                                        --------     --------

Changtu Jinjia Grain Depot Co., LTD (1)                $1,165,182         -
Term of note calls for interest at 5.31% with principal due 6 months from March 2007

China Merchant Bank (1)                                    -         $1,921,353
Term 11/19/06 - 5/9/07 with interest rate of 5.58%

China Merchant Bank (1)                                    -           $896,631
Term 12/29/06 - 6/29/07 with an interest rate of
5.58%

China Merchant Bank (1)                                    -         $1,024,721
Term 12/28/06 - 6/28/07 with an interest rate of
5.58%
                                                       ----------    ----------
Total Short Term Notes                                 $1,165,182    $3,842,705
                                                       ==========    ==========

(1) Notes held by China Merchant Bank are collateralized with pledged soybean inventory. The note held by Changtu Jinjia Grain Depot Co., LTD. is not collateralized.

Note 5 - COMPENSATED ABSENCES

Regulation 45 of the local labor law of the People's Republic of China ("PRC") entitles employees to annual vacation leave after 1 year of service. In general, all leave must be utilized annually, with proper notification. Any unutilized leave is cancelled.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2007



Note 6 - INCOME TAXES

Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax ("EIT") is at a statutory rate of 33%, which is comprised of 30% national income tax and 3% local income tax.

        The following is a reconciliation of income tax expense:

        12/31/2007                          International          Total
                                           --------------     -------------
        Current                            $    1,348,320     $   1,348,320
        Deferred                                   -                 -
                                           --------------     -------------
        Total                              $    1,348,320     $   1,348,320
                                           ==============     =============

        12/31/2006                          International          Total
                                           --------------     -------------
        Current                            $      266,999     $     266,999
        Deferred                                   -                 -
                                           --------------     -------------
        Total                              $      266,999     $     266,999
                                           ==============     =============




Note 7 - COMMITMENTS & CONTINGENCIES

The Company utilizes storage space of a related party on a month to month basis. For the years ended December 31, 2007 and December 31, 2006, rent expense was $593,906 and $308,546, respectively. The Company had guarantee arrangements for two related parties through two PRC banks. These guarantees extend through October 2008. The value of the sponsion at December 31, 2007 totaled $5,668,266.


Note 8 - STATUTORY RESERVE

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public welfare fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public welfare fund reserve was limited to 50 percent of the registered capital. Effective January 1, 2006, there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of December 31, 2007 and December 31, 2006, the Company had allocated $502,697 and $92,538, respectively, to these non-distributable reserve funds.

                       DALIAN F.T.Z HUIMING TRADE CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2007



Note 9 - OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income, included in stockholders' equity, at December 31, 2007 and 2006, are as follows:

                                                                 Accumulated
                                          Foreign Currency          Other
                                            Translation         Comprehensive
                                             Adjustment            Income
                                         ===================  ==================
Balance at December 31, 2005             $        -           $       -
Change for 2006                                      61,310              61,310
                                         ------------------   -----------------
Balance at December 31, 2006                         61,310              61,310
Change for 2007                                     267,729             267,729
Balance at December 31, 2007             $          329,039   $         329,039
                                         ==================   =================



Note 10 - CURRENT VULNERABILITY DUE TO CERTAIN RISK FACTORS

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Note 11 - MAJOR CUSTOMERS AND CREDIT RISK

Four customers accounted for more than 10% of the Company's accounts receivable. At December 31, 2007 and 2006, they accounted for 64% and 69%, respectively, of accounts receivable. At December 31, 2007, 2 vendors comprised more than 75% of the Company's accounts payable. At December 31, 2006, 4 vendors comprised more than 85% of accounts payable.

Four customers accounted for 64% of the Company's sales at December 31, 2007. Three customers accounted for 63% of the Company's sales at December 31, 2006. At December 31, 2007, four vendors accounted for 85% of purchases while at December 31, 2006, 2 vendors accounted for 74% of purchases.

Note 12 - RELATED PARTIES

The Company's financial statements reflect balances due to related parties. At December 31, 2007 and 2006, the balance due was $2,016,196 and $3,031,387, respectively.

Note 13 - SUBSEQUENT EVENTS

In February 2008, the Company entered into an agreement with a related party to transfer certain assets totaling $1,185,475 and certain liabilities totaling $1,305,547 over to the related party within three months. The net effect is a payment by the Company to a related party of $120,072.

The Company is currently occupying office space of a related party. During the years ended December 31, 2007 and 2006, this space was provided at no cost. The Company will commence paying office rent to the related party beginning in 2008.

                                TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm                     F-63

Balance Sheet                                                               F-64

Statement of Income                                                         F-65

Statement of Cash Flows                                                     F-66

Statement of Stockholders'  Equity                                          F-67

Notes to Financial Statements                                        F-68 - F-76

MORGENSTERN, SVOBODA & BAER, CPA's, P.C.

CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: MSBCPAS@GMAIL.COM

             Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Dalian Huiming Industry Ltd.

We have reviewed the accompanying balance sheet of Dalian Huiming Industry Ltd. as of September 30, 2008, and the statement of income for the nine months then ended, and the statement of cash flows and shareholders' equity for the nine months then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

Morgenstern, Svoboda & Baer CPA's P.C.
Certified Public Accountants

New York, N.Y.
October 31, 2008

                          DALIAN HUIMING INDUSTRY LTD.
                            BALANCE SHEET (UNAUDITED)
                            AS OF SEPTEMBER 30, 2008

                                     ASSETS
Current Assets
Cash and cash equivalents                                            $ 3,148,940
Accounts receivable, net                                               8,806,935
Other receivable                                                           8,213
Due from related parties                                                 438,884
Inventory                                                              5,419,932
Prepaid expenses and taxes
                                                                     -----------
Total Current Assets                                                  17,822,904

Property & equipment, net                                                  4,061
                                                                     -----------

Total Assets                                                         $17,826,965
                                                                     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Notes payable                                                        $ 1,173,313
Accounts payable and accrued expenses                                  3,186,291
Income tax payable                                                       411,542
Due to related parties                                                 4,344,642
Other payables                                                                --
                                                                     -----------
Total Current Liabilities                                              9,115,788
                                                                     -----------

Stockholders' Equity

Registered capital                                                     1,865,040
Statutory reserve                                                        502,697
Other comprehensive income                                               808,660
Retained earnings                                                      5,534,780
                                                                     -----------
Total Stockholders' Equity                                             8,711,177
                                                                     -----------
Total Liabilities and Stockholders' Equity                           $17,826,965
                                                                     ===========

   The accompanying notes are an integral part of these financial statements.

                          DALIAN HUIMING INDUSTRY LTD.
                         STATEMENT OF INCOME (UNAUDITED)
                  FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2008

Sales, net                                                         $ 33,884,929

Cost of sales                                                        29,548,411
                                                                   ------------
Gross profit                                                          4,336,518

General and administrative expenses                                     506,277
                                                                   ------------
Income from operations                                                3,830,241
                                                                   ------------

Other (Income) Expense
Interest (income)                                                       (25,511)
Interest expense                                                        136,819
Other expense                                                            30,197
                                                                   ------------
Total Other (Income) Expense                                            141,505
                                                                   ------------
Income before income taxes                                            3,688,736

Provision for income taxes                                              922,184
                                                                   ------------
Net income                                                         $  2,766,552
                                                                   ============

                        Statement of Comprehensive Income

Net income                                                         $  2,766,552
Foreign currency translation adjustment                                 479,621
                                                                   ------------
Comprehensive income                                               $  3,246,173
                                                                   ============

   The accompanying notes are an integral part of these financial statements.

                          DALIAN HUIMING INDUSTRY LTD.
                       STATEMENT OF CASH FLOWS (UNAUDITED)
                  FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2008

                                                                        2008
                                                                        ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                                          $ 2,766,552
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation                                                                738
Writeback of bad debts                                                  (26,467)
(Increase) / decrease in assets:
Accounts receivables                                                   (823,846)
Inventory                                                               728,890
Trade deposits                                                        1,021,864
Other receivable and advances                                            (7,936)
Due from related parties                                                 (6,773)
Increase / (decrease) in current liabilities:
Accounts payable and accrued expenses                                  (788,742)
Customer deposits                                                    (1,507,036)
Due to related parties                                                2,113,583
Other payables                                                         (484,646)
Income taxes payable                                                    188,327
                                                                    -----------
Total Adjustments                                                       407,956
                                                                    -----------

Net cash provided/(used) by operating activities                      3,174,508
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property & equipment                                         (3,695)
                                                                    -----------
Net cash  used by investing activities                                   (3,695)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of  notes payable, net                                       (70,855)
                                                                    -----------

Net cash  used by financing activities                                  (70,855)
                                                                    -----------

Effect of exchange rate changes on cash and cash equivalents             14,154

Net change in cash and cash equivalents                               3,114,112
Cash and cash equivalents, beginning balance                             34,828
                                                                    -----------
Cash and cash equivalents, ending balance                           $ 3,148,940
                                                                    ===========

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments                                                 $   733,918
                                                                    ===========
Interest payments                                                   $   136,819
                                                                    ===========
Other non-cash transactions

Transfer of assets to related party                                 $ 1,185,475
Transfer of liabilities to related party                            $ 1,305,547
                                                                    -----------
Assumption of net liabilities by related party                      $   120,072
                                                                    ===========
   The accompanying notes are an integral part of these financial statements.

                          DALIAN HUIMING INDUSTRY LTD.
                  STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008

                                                             Other                                    Total
                                            Registered   Comprehensive   Statutory     Retained    Stockholders'
                                             Capital        Income        Reserve      Earnings       Equity
Balance December 31, 2007                   $1,865,040    $  329,039    $  502,697    $2,768,228    $5,465,004

Foreign currency
translation adjustments                                      479,621                                   479,621

Transfer to statutory reserve
Net Income for nine
months ended September
30, 2008                                                                               2,766,552     2,766,552

Balance September 30, 2008                  $1,865,040    $  808,660    $  502,697    $5,534,780    $8,711,177
                                            ==========    ==========    ==========    ==========    ==========

    The accompanying notes are an integral part of these financial statements

                          DALIAN HUIMING INDUSTRY LTD.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

Note 1 - ORGANIZATION

Dalian Huiming Industry LTD. (the "Company") obtained its business license on July 31, 2001. It changed its registration name from Dalian F.T.Z. Huiming Trade Co., LTD on May 8, 2008. The Company is in the business of international and domestic trade in the purchase and wholesale distribution of grain, principally, corn, soybeans and wheat. As of September 30, 2008, the owners are Mr. Peng Huang (46.7%), Mr. Xinbo Huang (3.9%), and Reilong Group (49.4%).

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Renminbi, however the accompanying consolidated financial statements have been translated and presented in United States Dollars.

Translation Adjustment

As of September 30, 2008, the accounts of the Company were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi ("CNY"). Such financial statements were translated into U.S. Dollars ("USD") in accordance with Statement of Financial Accounts Standards No. 52, "Foreign Currency Translation" ("SFAS No. 52"), with the CNY as the functional currency. According to SFAS No. 52, all assets and liabilities were translated at the current exchange rate, stockholders equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income," as a component of shareholders' equity. Transaction gains and losses are reflected in the income statement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          DALIAN HUIMING INDUSTRY LTD.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Risks and Uncertainties

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

                          DALIAN HUIMING INDUSTRY LTD.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $0 at September 30, 2008.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of September 30, 2008, inventory consisted of finished goods valued at $5,419,932.

Property & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

                Office Equipment                         5 years

As of September 30, 2008, Property & Equipment consist of the following:

                                                      2008
                                                      ----
                   Office equipment                $    5,792
                                                   ----------

                   Accumulated depreciation            (1,731)
                                                   ----------
                                                   $    4,061
                                                   ==========

                          DALIAN HUIMING INDUSTRY LTD.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of September 30, 2008, there were no significant impairments of its long-lived assets.

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin ("SAB") 104, "Revenue Recognition." Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Stock-Based Compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123.

                          DALIAN HUIMING INDUSTRY LTD.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising Costs

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Statement of Cash Flows

In accordance with SFAS No. 95, "Statement of Cash Flows," cash flows from the Company's operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts. As a consequence, the Company believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Segment Reporting

Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information," requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

                          DALIAN HUIMING INDUSTRY LTD.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In June 2006, FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement 109" ("FIN No. 48"). FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on derecognition, classification, treatment of interest and penalties, and disclosure of such positions. Effective January 1, 2007, the Company adopted the provisions of FIN No. 48, as required. As a result of implementing FIN No. 48, there has been no adjustment to the Company's financial statements and the adoption of FIN No. 48 did not have a material effect on the Company's financial statements for the period ending September 30, 2008.

In February, 2007, FASB issued SFAS No. 159, `The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115." This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In December, 2007, FASB issued SFAS No. 160, "Non-Controlling Interests in Consolidated Financial Statements." This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for the Company's fiscal year beginning October 1, 2009. Management is currently evaluating the effect of this pronouncement on financial statements.

In March, 2008, FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities." The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The new standard also improves transparency about the location and amounts of derivative instruments in an entity's financial statements; how derivative instruments and related hedged items are accounted for under Statement 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. Management is currently evaluating the effect of this pronouncement on financial statements.

On May 8, 2008, FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles," which will provide framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. With the issuance of SFAS No. 162, the GAAP hierarchy for nongovernmental entities will move from auditing literature to accounting literature. The Company is currently assessing the impact of SFAS No. 162 on its financial position and results of operations.

                          DALIAN HUIMING INDUSTRY LTD.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

Note 3- NOTES PAYABLE

The following summarizes the notes payable as of September 30, 2008:

--------------------------------------------------------------------------------
Huaxia Bank                                                           $1,173,313
--------------------------------------------------------------------------------
Term of note calls for interest at 8.964% with loan
period from 5/12/08 - 4/20/09 collateralized by
soybeans
--------------------------------------------------------------------------------
Total Short Term Notes                                                $1,173,313
--------------------------------------------------------------------------------

Note 4 - COMPENSATED ABSENCES

Regulation 45 of the local labor law of the People's Republic of China ("PRC") entitles employees to annual vacation leave after 1 year of service. In general, all leave must be utilized annually, with proper notification. Any unutilized leave is cancelled.

Note 5 - INCOME TAXES

Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax ("EIT") is at a statutory rate of 25%.

      The following is a reconciliation of income tax expense:

      09/30/2008                                   International       Total
                                                   --------------  -------------
      Current                                      $      922,184  $     922,184
      Deferred                                                 --             --
                                                   --------------  -------------
      Total                                        $      922,184  $     922,184
                                                   ==============  =============

Note 6 - COMMITMENTS & CONTINGENCIES

The Company has two leases for office space and office management that run from December 1, 2007 through December 31, 2008. The remaining lease obligation is $3,702. For the nine months ending September 30, 2008, rent expense was $20,399.

The Company had guarantee arrangements for one related party through a PRC bank. These guarantees extend through June 2009. The value of the sponsion at September 30, 2008 totaled $3,794,201.

                          DALIAN HUIMING INDUSTRY LTD.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

Note 7 - STATUTORY RESERVE

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public welfare fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public welfare fund reserve was limited to 50 percent of the registered capital. Effective January 1, 2006, there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of September 30, 2008, the Company had allocated $502,697 to these non-distributable reserve funds.

Note 8 - OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income, included in stockholders' equity, at September 30, 2008, are as follows:

                                                                   Accumulated
                                              Foreign Currency        Other
                                                Translation       Comprehensive
                                                 Adjustment           Income
                                               =============      =============
     Balance at December 31, 2007              $     329,039      $     329,039
     Change for 2008                                 479,621            479,621
                                               -------------      -------------
     Balance at September 30, 2008             $     808,660      $     808,660
                                               =============      =============

Note 9 - MAJOR CUSTOMERS AND CREDIT RISK

Two customers accounted for more than 10% of the Company's accounts receivable and at September 30, 2008, they accounted for 48% of accounts receivable. Five vendors each accounted for more than 10% of the Company's accounts payable and at September 30, 2008, they comprised 87% of accounts payable.

Three customers accounted for more then 50% of the Company's sales for the nine months ending September 30, 2008. For the nine months ending September 30, 2008, four vendors accounted for more than 82% of purchases.

                          DALIAN HUIMING INDUSTRY LTD.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2008

Note 10 - RELATED PARTIES

The Company's financial statements reflect balances to related parties. At September 30, 2008, the balance due to related parties was $4,344,642. The balance due from a related party was $438,884.

In February 2008, the Company entered into an agreement to transfer certain assets totaling $1,185,475 and certain liabilities totaling $1,305,547 over to the related parties. The net effect was a net assumption of liabilities by the related parties of $120,072. As of September 30, 2008, the Company has completed this transfer.

The Company had guarantee arrangements for one related party through a PRC bank. The value of the sponsion at September 30, 2008 totaled $3,794,201. These guarantees extend through June 2009.

Note 11 - SUBSEQUENT EVENTS

On September 29, 2008, the shareholders of all of the outstanding capital stock of the Company entered into a Share Purchase Agreement with China Organic Agriculture, Inc. In consideration of an aggregate of $10,600,000, each of the shareholders will assign to China Organic Agriculture, Inc 60% of his or its shares of the Company, which in the aggregate will represent 60% of the shares then outstanding. The closing occurred on October 31, 2008.